UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

SCHEDULE 14A
__________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒          Preliminary Proxy Statement
☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐          Definitive Proxy Statement
☐          Definitive Additional Materials
☐          Soliciting Material Under Rule 14a-12

ReWalk Robotics Ltd.
(Name of the Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in Exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED JULY 28, 2023

REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

 Dear Shareholder,

You are cordially invited to attend the 2023 Annual Meeting of Shareholders (the “Meeting”) of ReWalk Robotics Ltd. (“we,” the “Company” or “ReWalk”) to be held at 5:00 p.m. (Israel time) on Wednesday, September 13, 2023, at the Company’s offices at 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel. We intend to hold the Meeting in person. In the event it is not possible or advisable to hold the Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. As always, we encourage you to vote your shares prior to the Meeting.

The agenda for the Meeting is set forth in the accompanying Notice of 2023 Annual Meeting of Shareholders and Proxy Statement.

For the reasons set forth in the accompanying Proxy Statement, our Board of Directors recommends that you vote ‘‘FOR’’ Proposals 1 – 8 on the agenda for the Meeting.

We look forward to greeting personally those of you who are able to be present at the Meeting. However, whether or not you plan to attend the Meeting, it is important that your shares be represented. Accordingly, you are kindly requested to mark, sign, date and promptly mail the enclosed proxy card at your earliest convenience so that it will be received no later than 10:00 a.m. (Eastern Time) on Tuesday, September 12, 2023, to be validly included in the tally of ordinary shares voted at the Meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the proxy card.

If your ordinary shares are held in “street name,” that is, in a brokerage account or by a trustee or nominee, you should complete the voting instruction card that will be sent to you in order to direct your broker, trustee or nominee how to vote your shares. You may also be able to provide such voting instructions via the Internet.

Thank you for your continued cooperation.

Very truly yours, Jeff Dykan Chairman of the Board of Directors Yokneam Ilit, Israel [_], 2023

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT [_], 2023.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED JULY 28, 2023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
REWALK ROBOTICS LTD.

3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

To the shareholders of ReWalk Robotics Ltd.:

Notice is hereby given that the 2023 Annual Meeting of Shareholders (the “Meeting”) of ReWalk Robotics Ltd. (“we,” the “Company” or “ReWalk”) will be held at 5:00 p.m. (Israel time) on Wednesday, September 13, 2023, at the Company’s offices at 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel. We intend to hold the Meeting in person. In the event it is not possible or advisable to hold the Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.

The agenda of the Meeting will be as follows:

1.
To reelect Yohanan Engelhardt as a Class III director of the board of directors of the Company (the “Board” or the “Board of Directors”), to serve until the 2026 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999 (the “Israel Companies Law”).

2.
To approve (i) a grant to Larry Jasinski, the Company’s Chief Executive Officer, of 200,000 restricted stock units, and (ii) an increase in Mr. Jasinski’s annual salary by five and one-half percent (5.5%), effective January 1, 2023.

3.	To approve the extension of the term of the Consulting Agreement with Richner Consultants, LLC, a Delaware company owned by Randel E. Richner, a member of the Board.

4.	To approve the Company’s revised Compensation Policy for officers and directors, reflecting certain amendments thereto.

5.
To authorize the Board of Directors (the “Board”) to determine whether to effect a reverse share split of the Company’s outstanding ordinary shares, par value NIS 0.25 each, and if so, to set a ratio within a range of 1-for-2 to 1-for-12, to be effective on a date to be determined by the Board; and to approve conforming amendments to the Company’s Articles of Association to reflect any such reverse share split.

6.
Subject to the approval of Proposal 5, and if the Board determines to effect a reverse share split pursuant thereto, to approve amendments to the Company’s Articles of Association authorizing an increase in the Company’s authorized share capital.

7.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

8.	To approve, on an advisory basis, the Company’s executive compensation, commonly referred to as a “Say-on-Pay” vote.

9.	To report on the business of the Company for the year ended December 31, 2022 and review the 2022 financial statements.

10.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

The proposals above are described more fully in the attached proxy statement (the “Proxy Statement”), which we urge you to read in its entirety.

For the reasons set forth in the accompanying Proxy Statement, our Board of Directors recommends that you vote ‘‘FOR’’ Proposals 1 – 8 on the agenda for the Meeting.

The affirmative vote of a simple majority of the votes cast by shareholders in person or by proxy at the Meeting on the proposal (an “Ordinary Majority”) is necessary for the approval of each of the Proposals. Under Israeli law, each of Proposals 2 and 4 requires, in addition to the affirmative vote of an Ordinary Majority, that either: (1) a majority of the voting power represented at the Meeting in person or by proxy and voting thereon, excluding the shares of controlling shareholders and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the proposed resolution, or (2) the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the resolution voted against approval of the proposal does not exceed two percent of the outstanding voting power in the Company. More detailed information regarding this approval requirement appears below under “Questions and Answers About the Meeting – About the Voting Procedures at the Meeting.”

Only shareholders of record at the close of business on the record date of August 8, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. You are cordially invited to attend the Meeting in person.

If you are unable to attend the Meeting in person you are requested to complete, date and sign the enclosed proxy card and return it promptly in the pre-addressed envelope provided so that it is received by us at least 24 hours before the Meeting or vote by telephone or over the Internet if your voting instruction form describes such voting methods. Your proxy may be revoked at any time before it is voted if you return a later‑dated proxy card or if you vote your shares in person at the Meeting if you are the record holder of the shares and can provide a copy of a certificate(s) evidencing your shares. If your shares are held in “street name,” meaning in the name of a bank, broker or other record holder, you must either direct the record holder of your shares on how to vote your shares or obtain a legal proxy from the record holder to vote the shares at the Meeting on behalf of the record holder as well as a statement from such record holder that it did not vote such shares on your behalf.

Further, if you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, which at our upcoming meeting will be Proposals 5, 6 and 7, even if the broker does not receive voting instructions from you. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

Joint holders of shares should note that, pursuant to our Articles of Association, the vote of the senior of joint holders of any share who votes such share, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of such share, with seniority determined by the order in which the names of the joint holders appear in our Register of Shareholders. For the appointment of a proxy to vote shares held by joint holders to be valid, the signature of the senior of the joint holders must appear on the proxy card.

By Order of the Board of Directors, Jeff Dykan Chairman of the Board of Directors Yokneam Ilit, Israel [_], 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON September 13, 2023

You are urged to mark, date, sign and promptly return the proxy card in the envelope provided to you so that, if you are unable to attend the Meeting, your shares can be voted. The Notice and Proxy Statement and the 2022 Annual Report are available at http://ir.rewalk.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	2
DATE THESE PROXY MATERIALS ARE FIRST BEING MAILED	8
PROPOSAL 1 — ELECTION OF YOHANAN ENGELHARDT AS A CLASS III DIRECTOR	9
CORPORATE GOVERNANCE	12
AUDIT COMMITTEE REPORT	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DIRECTOR COMPENSATION	22
EXECUTIVE OFFICERS	24
EXECUTIVE COMPENSATION	24
EQUITY COMPENSATION PLANS	37
EQUITY COMPENSATION PLAN INFORMATION	37
PROPOSAL 2 — APPROVAL OF (I) A GRANT TO LARRY JASINSKI, THE COMPANY’S CHIEF EXECUTIVE OFFICER, OF 200,000 RESTRICTED STOCK UNITS AND (II) AN INCREASE IN MR. JASINSKI’S ANNUAL SALARY BY FIVE AND ONE-HALF PERCENT, EFFECTIVE JANUARY 1, 2023	38
PROPOSAL 3 — APPROVAL OF THE EXTENSION OF THE TERM OF THE CONSULTING AGREEMENT WITH RICHNER CONSULTANTS, LLC, A COMPANY OWNED BY CONSULTING SERVICES BY RANDEL E. RICHNER, A MEMBER OF THE COMPANY’S BOARD OF DIRECTORS	39
PROPOSAL 4 — APPROVAL OF THE COMPANY’S RESTATED COMPENSATION POLICY FOR OFFICERS AND DIRECTORS, REFLECTING CERTAIN AMENDMENTS THERETO	40
PROPOSAL 5 — AUTHORIZATION OF THE BOARD OF DIRECTORS TO DETERMINE WHETHER TO EFFECT A REVERSE SHARE SPLIT OF THE COMPANY’S OUTSTANDING ORDINARY SHARES, PAR VALUE NIS 0.25 EACH, AND IF SO, TO SET A RATIO WITHIN A RANGE OF 1-FOR-2 TO 1-FOR-12, TO BE EFFECTIVE ON A DATE TO BE DETERMINED BY THE BOARD; AND TO APPROVE CONFORMING AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION TO REFLECT ANY SUCH REVERSE SHARE SPLIT	42
PROPOSAL 6 — SUBJECT TO THE APPROVAL OF PROPOSAL 5, AND IF THE BOARD OF DIRECTORS DETERMINES TO EFFECT A REVERSE SHARE SPLIT PURSUANT THERETO AND TO THE EFFECTUATION OF A REVERSE SHARE SPLIT PURSUANT THERETO, APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION AUTHORIZING AN INCREASE IN OUR SHARE CAPITAL	48
PROPOSAL 7 – REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
PROPOSAL 8 — NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	52
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	55
SHAREHOLDER PROPOSALS	55
REVIEW OF THE COMPANY’S FINANCIAL STATEMENTS FOR 2022	55
PROPOSALS OF SHAREHOLDERS AT 2024 ANNUAL MEETING	56
OTHER BUSINESS	56
ADDITIONAL INFORMATION	56
APPENDIX A – CONSULTING AGREEMENT BETWEEN THE COMPANY AND RICHNER CONSULTANTS, LLC	A-1
APPENDIX B –COMPENSATION POLICY FOR OFFICERS AND DIRECTORS	B-1

- i -

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED JULY 28, 2023

REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

PROXY STATEMENT

This Proxy Statement is being furnished to the holders of ReWalk Robotics Ltd.’s (the “Company’s”) ordinary shares, par value NIS 0.25 each, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, September 13, 2023, at 5:00 p.m. (Israel time) and at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders. We are first making available this Proxy Statement and accompanying materials to shareholders on or about [_], 2023.

The agenda of the Meeting will be as follows:

1.
To reelect Yohanan Engelhardt as a Class III director of the Board, to serve until the 2026 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999 (the “Israel Companies Law”).

2.
To approve (i) a grant to Larry Jasinski, the Company’s Chief Executive Officer, of 200,000 restricted stock units, and (ii) an increase in Mr. Jasinski’s annual salary by five and one-half percent (5.5%), effective January 1, 2023.

3.	To approve the extension of the term of the Consulting Agreement with Richner Consultants, LLC, a Delaware company owned by Randel E. Richner, a member of the Board.

4.	To approve the Company’s revised Compensation Policy for officers and directors, reflecting certain amendments thereto.

5.
To authorize the Board to determine whether to effect a reverse share split of the Company’s outstanding ordinary shares, par value NIS 0.25 each, and if so, to set a ratio within a range of 1-for-2 to 1-for-12, to be effective on a date to be determined by the Board; and to approve conforming amendments to the Company’s Articles of Association to reflect any such reverse share split.

6.
Subject to the approval of Proposal 5, and if the Board determines to effect a reverse share split pursuant thereto, to approve amendments to the Company’s Articles of Association authorizing an increase in the Company’s authorized share capital.

7.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2023, and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

8.	To approve, on an advisory basis, the Company’s executive compensation, commonly referred to as a “Say-on-Pay” vote.

9.	To report on the business of the Company for the year ended December 31, 2022 and review the 2022 financial statements.

10.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

Currently, we are not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies will retain discretion to vote in accordance with their judgment on such matters.

QUESTIONS AND ANSWERS ABOUT THE MEETING

GENERAL

Q:	When and where is the Annual General Meeting of Shareholders being held?

A:
The Meeting will be held on Wednesday, September 13, 2023, at 5:00 p.m. (Israel time), at the Company’s offices at 3 Hatnufa Street, Floor 6, Yokneam Ilit, Israel. As always, we encourage you to vote your shares prior to the Meeting. We intend to hold the Meeting in person. In the event it is not possible or advisable to hold the Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.

Q:	Who can attend the Meeting?

A:
Any shareholder of the Company may attend. Please note that space limitations make it necessary to limit attendance to shareholders. Admission will be on a first-come, first-served basis. Current proof of ownership of ReWalk’s shares as of the Record Date (as defined below), as well as a form of personal photo identification, must be presented in order to be admitted to the Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a current brokerage statement or other form of proof reflecting ownership as of the Record Date (as defined below) with you to the Meeting. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Meeting.

Q:	Who is entitled to vote?

A:
Only holders of ordinary shares at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Each shareholder is entitled to one vote for each ordinary share owned as of the Record Date. Ordinary shares held in our treasury, which are not considered outstanding, will not be voted. On the Record Date, there were 59,937,017 ordinary shares outstanding entitled to vote and there were no outstanding shares of any other class.

Joint holders of shares should note that, pursuant to our Articles of Association, the vote of the senior of joint holders of any share who votes such share, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of such share, with seniority determined by the order in which the names of the joint holders appear in our Register of Shareholders. For the appointment of a proxy to vote shares held by joint holders to be valid, the signature of the senior of the joint holders must appear on the proxy card.

HOW TO VOTE YOUR SHARES

Q:       How do I vote?

A:
You may vote in person. Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are a shareholder of record, meaning that your shares are held directly in your name, you may vote in person at the Meeting. However, if your shares are held in “street name” (that is, though a bank, broker or other nominee), you must first obtain a signed proxy from the record holder (that is, your bank, broker or other nominee) before you vote at the Meeting.

“Street name” holders may also vote by phone or through an Internet website. If you hold your shares in “street name” (e.g., through a broker, bank or other nominee), then you should have received this Proxy Statement from the bank, broker or other nominee, along with its proxy card with voting instructions (including voting by phone or through an Internet website) and instructions on how to change your vote. Thus, if you are a “street name” holder, your votes will be processed based on your instructions to your bank, broker or other nominee on how to vote the ordinary shares. Because you are not a shareholder of record, you may not vote those shares directly at the Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares directly, giving you the right to vote the shares at the Meeting.

You may vote by mail. Both shareholders of record and “street name” holders can do this by completing the proxy card (for shareholders of record) or voting instruction card (for “street name” holders”) and returning it in the enclosed, prepaid and addressed envelope. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board.

Q:	What is the difference between holding shares as a shareholder of record and holding shares in “street name”? Will my shares be voted if I do not provide my proxy?

A:
Many ReWalk shareholders hold their shares in “street name,” meaning through a bank, broker or other nominee rather than directly in their own name. As explained in this Proxy Statement, there are some distinctions between shares held of record and shares owned in “street name.”

Shareholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC of New York, New York, you are considered, with respect to those shares, the shareholder of record. In such case, these proxy materials are being sent directly to you. If you are a shareholder of record, you have the right to grant your voting proxy directly to ReWalk or to vote in person at the Meeting. If you hold your shares directly in your own name and do not provide a proxy, your shares will not be voted.

“Street Name” Holders (Beneficial Owners)

If your shares are held through a bank, broker or other nominee, they are considered to be held in “street name” and you are the beneficial owner. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, broker or other nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct the bank, broker or other nominee on how to vote your shares for the Meeting. You also may attend the Meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the Meeting, unless you first obtain a signed proxy from the record holder (your bank, broker or other nominee) giving you the right to vote the shares. Your bank, broker or other nominee has enclosed a voting instruction card for you to use in directing the bank, broker or other nominee regarding how to vote your shares.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares without your instructions only on routine matters, which at our upcoming Meeting will be Proposals 5, 6 and 7. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters. Thus, while your broker may vote on Proposals 5, 6 and 7 without instructions from you, your broker may not vote on each of Proposals 1-4 or Proposal 8 unless you provide instructions. In the event of a broker non-vote, the shares held by you will be included in determining the presence of a quorum at the Meeting, but are not considered “present” for purposes of voting on the proposals. It is important for a shareholder that holds ordinary shares through a bank, broker or other nominee to instruct its bank, broker or other nominee regarding how to vote its shares if the shareholder wants its shares to count towards the vote tally for a given proposal.

Q:	Does ReWalk recommend I vote in advance of the Meeting?

A:	Yes. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Meeting.

Q:	If I vote by proxy, can I change my vote or revoke my proxy?

A:	Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. If you are a shareholder of record, you may do this by:

•	filing a written notice of revocation with our Vice President of Finance, delivered to our address above;

•	delivering a timely later-dated proxy card or voting instruction form; or

•	attending the Meeting and voting (attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

If you hold shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting via “legal proxy” at the Meeting.

Q:	How are my votes cast when I submit a proxy vote?

A:	When you submit a proxy vote, you appoint Jeff Dykan and Michael Lawless, or either of them, as your representative(s) at the Meeting. Your shares will be voted at the Meeting as you have instructed.

Upon the receipt of a properly submitted proxy card, which is received by 10:00 a.m. (Eastern Time), on September 12, 2023, which is 24 hours prior to the Meeting, and not revoked prior to the Meeting, or which is presented to the chairperson at the Meeting, the persons named as proxies will vote the ordinary shares represented thereby at the Meeting in accordance with your instructions, or if no instructions are received, the persons named as proxies will vote in accordance with the Board’s recommendations as indicated in the instructions outlined on the proxy card.

Q:	What does it mean if I receive more than one proxy card from the Company?

A:	It means that you have multiple accounts at the transfer agent or with brokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

ABOUT THE VOTING PROCEDURES AT THE MEETING

Q:	What constitutes a quorum?

A:
In order for us to conduct business at the Meeting, two or more shareholders must be present, in person or by proxy, representing at least 33-1/3% of the ordinary shares outstanding as of the Record Date. This is referred to as a quorum.

Ordinary shares represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. As discussed further above, a “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner attends the Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non‑votes will be counted as present in determining if a quorum is present.

Q:	What happens if a quorum is not present?

A:
If a quorum is not present, the Meeting will be adjourned to the same day at the same time the following week, or to such day and at such time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the shares present in person or by proxy and voting on the question of adjournment.

Q:	How will votes be counted?

A:	Each outstanding ordinary share is entitled to one vote for each proposed resolution to be voted on at the Meeting. Our Articles of Association do not provide for cumulative voting.

Q:	What are the requirements for approval of each of the proposals and how will votes (and discretionary voting) be handled?

A:
The following chart details the votes required for each of the proposals, the treatment of abstentions and broker non-votes for each of the proposals, and whether the proposals permit discretionary voting.

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1: Election of Yohanan Engelhardt as a Class III director for a three-year term expiring in 2026	Affirmative vote of a simple majority of the votes cast by shareholders in person or by proxy at the Meeting on the proposal (an “Ordinary Majority”).	Abstentions and broker non-votes will have no effect on the outcome of the vote.	No.
Proposals 2.a. and 2.b.: Approval of (i) a grant of equity awards to the Company’s Chief Executive Officer and (ii) an increase in the annual salary of the Company’s Chief Executive Officer.	Affirmative vote of an Ordinary Majority. In addition, a Special Majority, as discussed below, is required under Israeli law for approval of Proposals 2.a. and 2.b.	Abstentions and broker non-votes will have no effect on the outcome of the vote.	No.
Proposal 3: Approval of the extension of the term of the Consulting Agreement with Richner Consultants, LLC, a Delaware company owned by Randel E. Richner, a member of the Board.	Affirmative vote of an Ordinary Majority.	Abstentions and broker non-votes will have no effect on the outcome of the vote.	No.
Proposal 4: Approval of Restated Compensation Policy, reflecting certain amendments thereto.	Affirmative vote of an Ordinary Majority. In addition, a Special Majority, as discussed below, is required under Israeli law for approval of Proposal 4.	Abstentions and broker non-votes will have no effect on the outcome of the vote.	No.
Proposal 5: Authorization of the Board to determine whether to effect a reverse share split of the Company’s outstanding ordinary shares, and if so, to set a ratio within a range of 1-for-2 to 1-for-12, to be effective on a date to be determined by the Board; and to approve conforming amendments to the Company’s Articles of Association to reflect any such reverse share split
	Affirmative vote of an Ordinary Majority.	Abstentions and broker non-votes will have no effect on the outcome of the vote.	Yes.
Proposal 6: Subject to approval of Proposal 5, and if the Board determines to effect a reverse share split pursuant thereto, approval of amendments to the Company’s Articles of Association authorizing an increase in our authorized share capital.
	Affirmative vote of an Ordinary Majority.	Abstentions and broker non-votes will have no effect on the outcome of the vote.	Yes.
Proposal 7: Reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2023.	Affirmative vote of an Ordinary Majority.	Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.	Yes.
Proposal 8: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	Affirmative vote of an Ordinary Majority.	Abstentions and broker non-votes will have no effect on the outcome of the vote.	No.

Special Majority

Under Israeli law, each of Proposal 2.a., Proposal 2.b. and Proposal 4 requires, in addition to the affirmative vote of an Ordinary Majority, that either: (1) a simple majority of shares voted at the Meeting, excluding the shares of controlling shareholders and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the proposed resolution, or (2) the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company. We refer to this threshold in this Proxy Statement as a “Special Majority”.

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager. To the knowledge of the Company, there is no shareholder who is a controlling shareholder.

Under the Israel Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of the shareholder and any member of the shareholder’s family, family members of the shareholder’s spouse, or a spouse of any of the foregoing, or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of the shares or has the right to appoint a director or chief executive officer, and (ii) excludes an interest arising solely from the ownership of our ordinary shares. Under the Israel Companies Law, in the case of a person voting by proxy for another person, “personal interest” includes a personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote. If you do not have a personal interest in this matter, you may assume that using the form of proxy enclosed herewith will not create a personal interest. To avoid confusion, in the form of proxy card, we refer to such a personal interest as a “personal benefit or other interest”.

The Israel Companies Law requires that each shareholder voting on the proposal indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the proposed resolution. The enclosed form of proxy includes a box you can mark to confirm that you are not a “controlling shareholder” and do not have a personal interest in this matter. If you do not mark this box, your vote will not be counted.

It is highly unlikely that any of the Company’s public shareholders has a personal interest in any of the proposals. If you are unable to make this confirmation, please contact the Company’s Chief Financial Officer by telephone at phone number +508-281-7274 or by email at mike.lawless@rewalk.com; if you hold your shares in “street name,” you may also contact the representative managing your account, who could contact us on your behalf.

Q:	How will my shares be voted if I do not provide instructions on the proxy card?

A:
If you are the record holder of your shares and return a properly executed proxy card to us at least 24 hours before the Meeting, but do not specify on your proxy card how you want to vote your shares, your shares will be voted as to each of the proposals in accordance with the recommendation of the Board, as follows:

1. “FOR” the reelection of Mr. Yohanan Engelhardt as a Class III director of the Board, to serve until the 2026 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

2.a. “FOR” a grant to Larry Jasinski, the Company’s Chief Executive Officer, of 200,000 restricted stock units.

2.b. “FOR” an increase in Mr. Jasinski’s annual salary by five and one-half percent (5.5%), effective January 1, 2023.

3. “FOR” the approval of the extension of the term of the Consulting Agreement with Richner Consultants, LLC, a Delaware company owned by Randel E. Richner, a member of the Board.

4. “FOR” the approval of the Company’s Restated Compensation Policy, reflecting certain amendments thereto.

5. “FOR” the approval of the authorization of the Board to determine whether to effect a reverse share split of the Company’s outstanding ordinary shares, and if so, to set a ratio within a range of 1-for-2 to 1-for-12, to be effective on a date to be determined by the Board; and to approve conforming amendments to the Company’s Articles of Association to reflect any such reverse share split.

6. Subject to the approval of Proposal 5, and if the Board determines to effect a reverse share split pursuant thereto, “FOR” the approval of amendments to our Articles of Association authorizing an increase in the Company’s authorized share capital.

7. “FOR” the approval of the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as ReWalk’s independent registered public accounting firm for the year ending December 31, 2023, and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

8. “FOR” the approval, on an advisory basis, of the Company’s executive compensation, commonly referred to as a “Say-on-Pay” vote.

The named proxies will act in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting and any postponement(s) or adjournment(s) thereof to the extent permitted under Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

HOW TO FIND VOTING RESULTS

Q:	Where do I find the voting results of the Meeting?

A:
We plan to announce preliminary voting results at the Meeting. The final voting results will be reported following the Meeting on the “Investors” portion on our website at www.rewalk.com and in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the "SEC") within four business days after the Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

 SOLICITATION OF PROXIES

Q:	Who will bear the costs of solicitation of proxies for the Meeting?

A:
ReWalk will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and employees of ReWalk may solicit proxies from shareholders by telephone, in person or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them, and such custodians will be reimbursed by ReWalk for their reasonable out-of-pocket expenses.

 HOW TO FIND MORE INFORMATION

Q:	Who can I contact for more information or questions about the Meeting or the Proposals on the agenda for the Meeting?

A:
For more information or questions about the Meeting or any of the Proposals on the agenda for the Meeting, please contact the Company’s Chief Financial Officer by telephone at phone number +508-281-7274 or by email at mike.lawless@rewalk.com.

POSITION STATEMENTS

Q:	Can a shareholder express an opinion on a proposal prior to the Meeting?

A:
In accordance with the Israel Companies Law and regulations promulgated thereunder, any ReWalk shareholder may submit a position statement on its behalf, expressing its position on an agenda item for the Meeting, to ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, Attention: Chief Financial Officer, or by email to mike.lawless@rewalk.com, no later than September 3, 2023. Position statements must be in English and otherwise must comply with applicable law. We will make publicly available any valid position statement that we receive.

DATE THESE PROXY MATERIALS ARE FIRST BEING MAILED

We are first mailing this Proxy Statement and accompanying materials to shareholders on or about [_], 2023. This Proxy Statement and our 2022 Annual Report are also available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

PROPOSAL 1

ELECTION OF YOHANAN ENGELHARDT AS A CLASS III DIRECTOR

Our Board currently consists of ten directors. Our Articles of Association provide that our Board may consist of not less than five and not more than thirteen directors. Immediately following the Annual Meeting, assuming approval of Proposal 1, we anticipate that our Board will consist of eight directors, as described below.

Under our Articles of Association, our directors (other than our external directors, if any, as discussed below) are divided into three classes. Classes I, II and III each currently consist of three members. At each annual meeting of our shareholders, directors are elected or reelected for a term of office that expires at the third annual meeting following such election or reelection, such that, each year, the term of office of one class of directors expires.

Each director serves through the term of his or her class, except in the event of his or her earlier death, resignation, removal or termination otherwise. The term of each of our current Class III directors, Messrs. Aryeh (Arik) Dan, Yohanan Engelhardt and Wayne B. Weisman, expires at the Meeting. Our Class I directors, Messrs. Jeff Dykan, Yasushi Ichiki, Hadar Levy and Joseph Turk, are serving terms that expire at the 2024 annual general meeting of shareholders, and our Class II directors, Larry Jasinski, Dr. John William Poduska and Randel E. Richner, are serving terms that expire at the 2025 annual general meeting of shareholders.

Upon recommendation of our nominating and corporate governance committee, our Board has nominated Yohanan Engelhardt as a Class III director to serve until the 2026 annual general meeting of shareholders. As previously disclosed in our Current Report on Form 8-K filed on July 28, 2023, Aryeh (Arik) Dan and Wayne B. Weisman, current Class III directors, have informed us that, in order to further our previously-announced policy of routinely refreshing the composition of our Board Directors, they will not stand for reelection at the Meeting. Accordingly, Messrs. Dan and Weisman have not been named as nominees for election in this Proxy Statement. Following the Annual Meeting and Mr. Dan’s and Mr. Weisman’s departures from the Board, the size of our Board will be decreased from ten to eight members and Class III will consist of one director. The Board intends to consider the reapportionment of its classes following the Meeting.

Except as indicated herein, there are no arrangements or understandings between any director or Mr. Engelhardt for directorship and any other person pursuant to which such director or Mr. Engelhardt was selected as director or nominee.

Mr. Engelhardt has consented to being named in this Proxy Statement and to serve if elected and has advised us that he has the qualifications and time required for the performance of his duties as a director, and that there are no legal restrictions preventing him from assuming such office.

Director Nominee

Yohanan Engelhardt, 65, has served on our Board since May 2018 and has been the chairman of our audit committee since May 3, 2018. Mr. Engelhardt has served as Chief Financial Officer and Vice President of Finance of publicly traded companies for 25 years, including 18 years at ViryaNet, a provider of mobile workforce management software solutions. During his tenure at ViryaNet he oversaw all financial operations, M&A transactions, SEC reporting, private placements, the company’s initial public offering and the sale of the company to a large private equity firm in 2014. Since 2015, he has provided CFO services to early-stage companies and has served as a director in Yehezkel CPA, LLC, a US accounting firm. Mr. Engelhardt holds a B.A. in accounting and economics from the Hebrew University of Jerusalem and he is a Certified Public Accountant in the United States and in Israel. He holds a Chartered Global Management Accountant designation and is a member of the American Institute of Certified Public Accountants and the Institute of Certified Public Accountants in Israel. We believe that Mr. Engelhardt’s extensive background as executive in various public companies provides him the qualifications and skills to serve as a member of our Board.

If Mr. Engelhardt is elected at the Meeting, he will serve until the 2026 annual meeting of our shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with our Articles of Association or the Israel Companies Law.

Proposed Resolutions

You are requested to adopt the following resolutions:

“1. RESOLVED, that Mr. Yohanan Engelhardt be reelected as a Class III director, to serve until the 2026 annual meeting of shareholders and until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

Continuing Directors

Class I Directors Continuing in Office until the 2024 Annual General Meeting of Shareholders

Set forth below is a list of our directors continuing in office until the 2024 annual general meeting of shareholders, together with certain biographical information, including their ages as of the date of this Proxy Statement:

Jeff Dykan, 64, has served on our Board since 2006 and has been the Chairman of our Board since 2009. He was appointed by our shareholder SCP Vitalife. Since 2002 Mr. Dykan has been a director of Vitalife Partners Management LP, the general partner of Vitalife, and since 2007 has been a director of its successor fund, SCP Vitalife GP, the corporate general partner of the common general partner of SCP Vitalife Partners II L.P. and its affiliate SCP Vitalife Partners (Israel) II L.P. He has also served as a managing member of SCP Vitalife Management Company, LLC and SCP Vitalife Management Israel Ltd., which by contract provides certain management services to the common general partner of SCP Vitalife. Prior to joining Vitalife, from 2001 to 2002, Mr. Dykan was the Chairman and Chief Executive Officer of BitBand Inc., formerly a provider of content management and delivery systems, specializing in video on demand for IPTV. Mr. Dykan is a member of the American Institute of Certified Public Accountants and holds a B.Sc. in accounting and management and an M.B.A. in computer applications, both from New York University. We believe that Mr. Dykan’s extensive knowledge of corporate finance, securities and investments and his years of acting in management roles provide him the qualifications and skills to serve as a member of our Board.

Yasushi Ichiki, 55, has served on our Board since 2014. He was appointed by our shareholder Yaskawa Electric Corporation, a manufacturer of motion controllers, switches, industrial switches and other automation products. Mr. Ichiki has been the Manager of the Corporate Planning Department, Corporate Planning Division, of Yaskawa Electric Corporation since May 2014. Previously, from February 2010 to April 2014, he served as the General Manager of Corporate Planning, Robotics Division of Yaskawa Europe GmbH. Mr. Ichiki holds a B.A. from Yamaguchi University, Japan. We believe that Mr. Ichiki’s management experience and his expertise in the development and marketing of robotics and power electronics technology provide him the qualifications and skills to serve as a member of our Board.

Hadar Levy, 51, has served on our Board since August 2022. Mr. Levy has more than 20 years of experience in management and finance. Mr. Levy has served as the Chief Executive Officer of Brainsway Ltd., a commercial stage medical device company developing advanced noninvasive neurostimulation treatments for mental health disorders, since February 2023, and prior to that, held several senior management roles at Brainsway since joining in July 2014, including as Senior Vice President and Chief Operating Officer since May 2020, and as Chief Financial Officer from September 2014 to May 2020. Prior to joining Brainsway, Mr. Levy served as a finance manager in the Latin America Division at Amdocs Ltd., where he was responsible for accounting, financial reporting, treasury, portfolio management and finance support for Mergers & Acquisitions. Prior to Amdocs, he served as Chief Financial Officer & Business Development of Notal Vision, a healthcare company that researches and develops medical technologies for detecting retinal malfunction and deterioration, where he was responsible for all financial functions and led financial rounds of equity including M&A activities with strategic partners. Prior to this position, he served as Controller of GE Healthcare Israel. Mr. Levy began his career at Deloitte LLP. He holds a BA in Accounting and Economics, an LLM degree from Bar-Ilan University (Tel Aviv, Israel), and is a Certified Public Accountant. We believe that Mr. Levy’s finance and senior management experience in the medical device industry experience provide him with the qualifications and skills to serve as a member of our Board.

Joseph Turk, 55, has served on our Board since April 2022. Mr. Turk has served as an Executive Vice President of Fresenius Medical Care North America since 2019, during which he has served as the Global Head of Home Therapies since January 2022, President of its North American Renal Therapies Group from July 2021 through December 2021, and as the President of its U.S. Home and Critical Care Therapies group from February 2019 until July 2021. Previously he served in a number of roles at NxStage Medical, Inc. from 2000 to 2019, including President, Senior Vice President, and Vice President of Marketing. Prior to this, Mr. Turk held roles at Boston Scientific Corporation and McKinsey and Company. Mr. Turk holds a B.A. from Wabash College and an M.A from the Kellogg Graduate School of Management. We believe that Mr. Turk’s management leadership and experience in successfully achieving favorable Medicare reimbursement, building an organization for implementation of commercialization with a novel breakthrough medical device, and completing multiple new business development transactions provide him the qualifications and skills to serve as a member of our Board.

Class II Directors Continuing in Office until the 2025 Annual General Meeting of Shareholders

Set forth below is a list of our directors continuing in office until the 2025 annual general meeting of shareholders, together with certain biographical information, including their ages as of the date of this Proxy Statement:

Larry Jasinski, 66, has served as our Chief Executive Officer (“CEO”) and as a member of our Board since February 2012. From 2005 until 2012, Mr. Jasinski served as the President and Chief Executive Officer of Soteira, Inc., a company engaged in development and commercialization of products used to treat individuals with vertebral compression fractures, which was acquired by Globus Medical in 2012. From 2001 to 2005, Mr. Jasinski was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease, which was acquired by Alphatec in 2005. From 1985 until 2001, Mr. Jasinski served in multiple sales, research and development, and general management roles at Boston Scientific Corporation. Mr. Jasinski has served on the board of directors of Massachusetts Bay Lines since 2015 and of LeMaitre Vascular, Inc. since 2003. Mr. Jasinski holds a B.Sc. in marketing from Providence College and an MBA from the University of Bridgeport. We believe that Mr. Jasinski’s successful leadership and executive experience, along with his extensive knowledge of the medical devices industry and research and development, provide him the qualifications and skills to act as a member of our Board.

Dr. John William Poduska, 85, has served on our Board since 2014. He also serves as a director on the boards of a number of privately-held companies. Dr. Poduska also served as a director of EXA Corporation (Nasdaq: EXA), where he served as chairman of the company and a member of the nominating and corporate governance committee, until 2018, Novell, Inc. until 2011 and of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc. until 2009. Dr. Poduska was the Chairman of Advanced Visual Systems Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska served as Chairman and Chief Executive Officer of Stellar Computer Inc., a computer manufacturer he founded which is the predecessor of Stardent Computer Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer, Inc. Dr. Poduska holds a Sc.D. from MIT and an Honorary Doctorate of Humane Letters from Lowell University. We believe that Dr. Poduska’s varied director experience, both in private and public companies, his expertise in computer engineering and his familiarity with developing companies equip him with the qualifications and skills to serve as a member of our Board.

Randel E. Richner, 67, has served on our Board since November 2020. Ms. Richner has over 30 years’ experience in health policy, reimbursement and economics. From 2013 to 2015, Ms. Richner served as Executive Vice President of Intralign Health, LLC. From 2006 to 2012, she was President and Founder of Neocure Group, data analytics, health economics and reimbursement strategic services, acquired by Intralign Health, LLC in 2013. From 1997 to 2006, Ms. Richner was Vice President of Global Government Affairs and Reimbursement, Boston Scientific Corporation. Ms. Richner has engaged with U.S. Congress and CMS, appointed as first industry representative, Executive Committee (EC) Medicare Coverage Advisory Committee (MCAC). She has served on the Executive Dean’s Advisory Board, University of Michigan’s School of Public Health, since 2007, and has served on multiple boards including MassMedic (founding Women in MedTech), Executive Advisory Board Center for Evaluation Value, Risk Tufts New England Medical Center, International Society of Pharmacoeconomics and Research (ISPOR), founding the U.S. Medical Device Council. Ms. Richner has been an invited executive lecturer at Dartmouth, Tuck School of Business; University of Michigan School of Engineering and University of Michigan School of Public Health. She has a Master of Public Health in Health Policy and Administration and a Bachelor of Science in Nursing from University of Michigan. We believe that Ms. Richner’s extensive leadership and board membership experience in the healthcare industry, as well as her familiarity with health economics and reimbursement procedures, provides her with a unique perspective of our market and the qualifications and skills to serve as a member of our Board.

CORPORATE GOVERNANCE

Opt-Out of Certain Israel Companies Law Requirements

As an Israeli company, we are required to comply with the requirements of the Israel Companies Law and the regulations promulgated thereunder. Until early 2018, our Board was required to include at least two “external directors” as defined under the Israel Companies Law. In addition, we were required to comply with certain requirements under the Israel Companies Law regarding the composition of our audit committee and compensation committee, including requirements relating to the inclusion and role of the external directors on such committees. Pursuant to regulations promulgated under the Israel Companies Law, however, we — as a company that does not have a controlling shareholder, and that complies with the U.S. securities laws and the corporate governance rules of the Nasdaq Stock Market (“Nasdaq”) — were permitted to “opt out” of the requirement to appoint external directors as well as the above requirements related to the composition of the audit committee and the compensation committee.

In February 2018, our Board determined that opting out of the requirements under the Israel Companies Law regarding the appointment of external directors and the composition of our audit committee and compensation committee would reduce our administrative and financial burden and provide greater flexibility in attracting highly-qualified directors, while maintaining appropriate corporate governance standards; accordingly, we opted out of such requirements. As a result, our Board is no longer required to include two external directors, and our audit committee and compensation committee do not need to comply with certain committee composition requirements under the Israel Companies Law.

Director Independence

Our Board has determined that, other than Larry Jasinski, our CEO, all of our current directors are independent under Nasdaq listing standards. Furthermore, our Board also determined that all current members of the audit committee, compensation committee, and nominating and corporate governance committee are independent under the applicable Nasdaq listing standards and rules and regulations of the SEC. In making its determinations regarding independence, the Board carefully reviewed the categorical tests enumerated in the Nasdaq independence definition, as well as the individual circumstances of each director with regard to each director’s business and personal activities as they may relate to the Company and our management.

Audit Committee

We have a separately designated standing audit committee. The audit committee currently consists of Mr. Yohanan Engelhardt, Dr. John William Poduska and Mr. Wayne B. Weisman. Mr. Yohanan Engelhardt serves as the chairman of the audit committee. The audit committee holds a minimum of four meetings per year and will meet more frequently as circumstances require. The audit committee met five times during the fiscal year ended December 31, 2022.

Israel Companies Law Requirements

Under the Israel Companies Law, we are required to appoint an audit committee. As discussed above under “Opt-Out of Certain Israel Companies Law Requirements,” in February 2018 we opted out of certain Israel Companies Law requirements, including certain requirements as to the composition of our audit committee.

Nasdaq Listing Standards and SEC Requirements

Under the Nasdaq corporate governance rules, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise. Additionally, we must state whether any members of the audit committee qualifies as an “audit committee financial expert” under Item 407(d) of Regulation S-K as promulgated by the SEC.

As discussed above, Mr. Wayne B. Weisman, a member of the audit committee, has indicated that he will not be standing for election as a member of our Board of Directors. Accordingly, following the Meeting the audit committee will consist of only two members. The Board of Directors intends to review and refresh the composition of the audit committee following the Meeting so that it consists of at least three members.

All members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq corporate governance rules. Our Board has determined that Yohanan Engelhardt is an “audit committee financial expert” as defined by the SEC rules and has the requisite financial sophistication as defined by the Nasdaq corporate governance rules.

Each of the current audit committee members is “independent” as such term is defined under the Nasdaq corporate governance rules and under Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board members and members of other committees.

Audit Committee Role

Our Board has adopted an audit committee charter that sets forth the responsibilities of the audit committee consistent with the rules of the SEC and the Nasdaq corporate governance rules, as well as the requirements for such committee under the Israel Companies Law, including the following:

•
overseeing our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with Israeli law;

•	reviewing regularly the senior members of the independent auditor’s team, including the lead audit partner and reviewing partner;
•	pre-approving the terms of audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm for pre-approval by our Board;
•	recommending the engagement or termination of the person filling the office of our internal auditor;
•
reviewing periodically with management, the internal audit and the independent registered public accounting firm the adequacy and effectiveness of the Company’s internal control over financial reporting; and

•	reviewing with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company prior to filing with the SEC.

The charter of the audit committee is available at https://ir.rewalk.com/charters-and-policies. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

The audit committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control over financial reporting and legal compliance. Specifically, the audit committee pre-approves the services performed by our independent registered public accounting firm and reviews the firm’s reports regarding our accounting practices and systems of internal control over financial reporting. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions that it deems necessary to satisfy itself that such accountants are in fact independent of management.

Under the Israel Companies Law, the audit committee is responsible for:

•	determining whether there are deficiencies in the business management practices of the Company and making recommendations to our Board to improve such practices;

•
determining whether to approve certain related party transactions, and classifying transactions in which a controlling shareholder has a personal benefit or other interest as significant or insignificant (which affects the required approvals) (see “—Approval of Related Party Transactions under Israeli Law” below);

•
examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, and in certain cases approving the annual work plan of our internal auditor;

•
examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; and

•	establishing procedures for the handling of employees’ complaints as to the deficiencies in the management of our business and the protection to be provided to such employees.

The audit committee may not approve any actions requiring its approval unless at the time of the approval a majority of the committee’s members are present. See “—Approval of Related Party Transactions under Israeli Law” below.

Compensation Committee

We have a separately designated standing compensation committee. The compensation committee currently consists of Mr. Aryeh (Arik) Dan, Mr. Joseph Turk, and Dr. John William Poduska. Dr. Poduska serves as the chairman of the compensation committee. The compensation committee meets as circumstances require and held seven meetings during the year ended December 31, 2022. Under its charter, the compensation committee may ask members of management to attend meetings and provide pertinent information as needed. However, any person ineligible to serve as a member of the committee under the Israel Companies Law generally may not attend committee meetings unless to present on a particular topic as determined by the committee. In addition, the CEO may not be present for, and if applicable is excused from, the meeting during voting or deliberation on his compensation.

Israel Companies Law Requirements

Under the Israel Companies Law, the board of directors of a public company must appoint a compensation committee. As discussed above under “Opt-Out of Certain Israel Companies Law Requirements,” in February 2018 we opted out of certain Israel Companies Law requirements, including certain requirements as to the composition of our compensation committee.

The duties of the compensation committee include the recommendation to the company’s board of directors of a compensation policy regarding the terms of engagement of directors and of specified members of senior management. That compensation policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee, and must then be approved by the company’s shareholders, which approval requires a Special Approval for Compensation (as defined below under “—Approval of Related Party Transactions under Israeli Law— Disclosure of Personal Benefits or Other Interests of an Office Holder and Approval of Certain Transactions”). Our Board adopted a compensation policy, which our shareholders subsequently approved at the annual general meeting of our shareholders held on June 18, 2020, and an amendment thereto at the annual general meeting of our shareholders held on May 19, 2021 (as amended, the “Compensation Policy”).

The compensation policy of an Israeli company must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including compensation, benefits, exculpation, insurance and indemnification. The compensation policy must take into account certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must include certain principles, such as: a link between variable compensation and long-term performance and measurable criteria; the relationship between variable and fixed compensation; and the minimum holding or vesting period for variable, equity-based compensation. We believe that the Compensation Policy satisfies these requirements.

The compensation committee is responsible for (a) recommending the Compensation Policy to our Board for its approval (and subsequent approval by our shareholders) and (b) carrying out duties related to the Compensation Policy and to the compensation of our directors and senior management, including:

•	reviewing and making recommendations regarding our Compensation Policy at least every three years;

•	recommending to the Board periodic updates to the Compensation Policy;
•	assessing implementation of the Compensation Policy;
•	approving compensation terms of executive officers, directors and employees affiliated with controlling shareholders; and
•	exempting certain compensation arrangements from the requirement to obtain shareholder approval under the Israel Companies Law.

Nasdaq Listing Standards and Section 16 of the Exchange Act

Under the Nasdaq corporate governance rules, we are required to maintain a compensation committee consisting of at least two independent directors. Each of the members of the compensation committee is required to be independent under the Nasdaq listing standards relating to compensation committee members, which are different from the general test for independence of board and members of other committees. In assessing independence, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member and determined that each of the members of the compensation committee satisfies those requirements. Additionally, transactions between us and our directors and executive officers will be considered exempt from short-swing liability under Section 16(b) of the Exchange Act if approved by our Board or a committee composed solely of two or more “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act (“Rule 16b-3”). Our Board has determined that each of the members of the compensation committee is a “non-employee director,” as defined in Rule 16b-3.

Compensation Committee Role

Our Board has adopted a compensation committee charter setting forth the responsibilities of the committee, which include:

•	reviewing and approving the granting of options and other incentive awards under the Company’s equity compensation plans to the extent such authority is delegated by our Board;
•
recommending the Company’s compensation policy and reviewing that policy from time to time both with respect to the CEO and other office holders and generally, including to assess the need for periodic updates;

•	reviewing and approving corporate goals relevant to the compensation of the CEO and other officers and evaluating the performance of the CEO and other officers; and
•	reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors.

The charter of the compensation committee is available at https://ir.rewalk.com/charters-and-policies. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

Subject to applicable law, the compensation committee may delegate its authority to subcommittees established from time to time by the committee. Such subcommittees shall consist of one or more members of the committee or the board and shall report to the committee. The compensation committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the compensation committee.

Compensation Consultant

The compensation committee has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation and benefit programs. The compensation committee has retained Aon Hewitt (“Aon”) as its independent compensation advisor. Aon provides an objective perspective as to the reasonableness of our executive compensation programs and practices and their effectiveness in supporting our business and compensation objectives, as well as our equity compensation plans and number of shares available for grants.

Although Aon regularly consults with management in performing work requested by the compensation committee, it did not perform any separate additional services for management. The compensation committee has assessed the independence of Aon pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Aon from independently representing the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Mr. Aryeh (Arik) Dan and Mr. Jeff Dykan. Mr. Dykan serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee meets as circumstances require, and held two meetings during the year ended December 31, 2022. Our Board has adopted a nominating and corporate governance committee charter that sets forth the responsibilities of the nominating and corporate governance committee, which include:

•	overseeing and assisting our Board in reviewing and recommending nominees for election as directors;
•	reviewing and evaluating recommendations regarding management succession;
•	assessing the performance of the members of our Board; and
•	establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our Board a code of conduct.

The nominating and corporate governance committee considers proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the chairman of the nominating and corporate governance committee, c/o ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. For information regarding shareholder nominations of directors, see the procedures under our Articles of Association described below in “Proposals of Shareholders at 2024 Annual Meeting.” Other sources include referrals from other directors, members of management and the Company’s advisors. When considering a person to be recommended for nomination as a director, the nomination and governance committee evaluates, whether sourced by a shareholder or otherwise, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations). The nominating and governance committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders.

The nominating and corporate governance committee has no specific policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among directors and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. In addition, in the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for reelection, the nominating and corporate governance committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor and other relevant factors as determined by the Board. Additionally, under Israeli law, if at the time of election of a director, all of the members of the Board are of the same gender, the director to be elected must be of the other gender. Further, the recently adopted listing requirements of Nasdaq require each listed smaller reporting company to have, or explain why it does not have, at least two diverse directors on the board, including at least one diverse director who self-identifies as female. Nasdaq permits the second diverse director to include an individual who self-identifies as one or more of the following: female, LGBTQ+ or an underrepresented minority. Our current board composition is in compliance with these requirements. Each term used above, and in the matrix below, has the meaning given to it in Nasdaq Listing Rule 5605(f). The Board believes its diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board, as well as gender identities and ethnic backgrounds, reflected in the membership of Ms. Richner and Mr. Ichiki.

The matrix below provides certain highlights of the composition of our Board members based on self-identification.

Board Diversity Matrix (As of June 30, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	1	—	—

The charter of the nominating and corporate governance committee is available at https://ir.rewalk.com/charters-and-policies. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

Shareholder Communications with the Board

The Board recommends that shareholders initiate any communications with the Board in writing and send them care of our Vice President of Finance at the following address: 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our Vice President of Finance will forward such correspondence only to the intended recipients; however, prior to forwarding any correspondence our Vice President of Finance will review such correspondence and, in his or her discretion, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Any employee may make confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters and may communicate directly with the chairman of the audit committee by letter to the above address, marked for the attention of the chairman, or by leaving a telephonic message on a dedicated employee hotline. Any written communication received from any interested party, including employees, regarding accounting, internal accounting controls or auditing matters are processed in accordance with procedures adopted by the audit committee.

Board Leadership Structure

Although the Board does not currently have a formal policy requiring the offices of Chairman of the Board and CEO to be separate, the Israel Companies Law provides that one individual cannot serve as both Chairman and CEO, unless the shareholders approve such dual role, with each such approval to be valid for not more than three years. The Board has discretion to make this determination from time to time in a manner that the Board deems most appropriate for the Company. Currently, we have separated the positions of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board (in collaboration with other members of the Board) sets the strategic direction of the Company, provides guidance to the management, sets the agenda for the Board meetings (in collaboration with the other members of the Board) and presides over meetings of the Board. We believe that separating these positions allows the Chairman of the Board to lead the Board in its fundamental role of providing direction and guidance to management, while allowing our CEO to focus on our day-to-day operations. In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the performance of the CEO. The Board believes it is important that the Company retain organizational flexibility to determine whether the roles of CEO and Chairman of the Board should be separated or combined.

Risk Management

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational (which itself includes cybersecurity matters), financial, regulatory and legal. The audit committee oversees management of financial risks (including liquidity and credit), approves all transactions with related persons and is primarily responsible for oversight of the Company’s financial reporting process and internal control over financial reporting. The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The nominating and corporate governance committee oversees the Company’s corporate governance programs, including the administration of the Code of Business Conduct and Ethics. The Board discharges its oversight responsibility through full reports by each committee chair regarding the relevant committee’s actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Meetings Attended by Directors

During the fiscal year ended December 31, 2022, the Board held a total of 12 meetings, and each of our incumbent directors, except for Yasuchi Ichiki, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees of the Board on which such director served during the period in which such director served. The Board regularly holds executive sessions in which only its independent directors meet without management present. Although we do not maintain a formal policy regarding director attendance at the annual general meeting of shareholders, in 2022, Jeff Dykan, one of our directors and our Chairman of the Board, and Larry Jasinski, Randel E. Richner and Wayne B. Weisman, members of our Board of Directors, attended the annual general meeting of shareholders.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our CEO, Chief Financial Officer or, if applicable, the Principal Financial Officer (“CFO”), controller or principal accounting officer, or other persons performing similar functions, which fulfils applicable guidelines issued by the SEC. The full text of the Code of Business Conduct and Ethics is posted on the Charters & Policies page of our website at https://ir.rewalk.com/charters-and-policies. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein. We will also provide a hard copy of our Code of Business Conduct and Ethics free of charge upon written request to ReWalk Robotics, Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code, we will disclose the nature of such amendment or waiver on our website within four business days to the extent required by the rules and regulations of the SEC. We granted no waivers under our Code of Business Conduct and Ethics in 2022.

Anti-Hedging Policy

Under our Insider Trading Policy, directors, officers and employees are restricted from engaging in short sales, standing orders (other than approved trading plans) or offer hedging in relation to their Company shares. In addition, the Company prohibits employees and directors from holding Company securities in a margin account.

AUDIT COMMITTEE REPORT

On behalf of the Board of Directors of the Company, the audit committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. Management has the primary responsibility for the Company’s financial statements and financial reporting process, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with its oversight responsibility, the audit committee has reviewed and discussed with management and its independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2022, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022.

The audit committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee also discussed with the independent registered public accounting firm their independence from the Company and its management and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee met with the independent registered public accounting firm to discuss the results of its examinations and the overall quality of the Company’s financial reporting.

Based on the audit committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission. The audit committee has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has asked the shareholders to approve the reappointment.

The Audit Committee Yohanan Engelhardt Dr. John William Poduska Wayne B. Weisman

The foregoing report of the audit committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were 59,937,017 ordinary shares outstanding, excluding ordinary shares issuable in connection with the exercise of outstanding warrants or outstanding options or upon the vesting of restricted stock units (“RSUs”). The voting rights of all shareholders are the same.

The following table sets forth certain information as of the Record Date concerning the number of ordinary shares beneficially owned, directly or indirectly, by:

(1)    each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding ordinary shares;

(2)    each of our directors and director nominees;

(3)    each of our Named Executive Officers (as defined under “Summary Compensation Table” below); and

(4)    all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC based on voting and investment power with respect to such shares. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date and shares subject to RSUs that were vested as of or will vest within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person holding such options, RSUs or warrants for the purpose of computing the percentage ownership of such person. However, such shares are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Under the terms of the terms of certain outstanding warrants, a holder may not exercise the warrants to the extent that such shareholder, together with its affiliates, would beneficially own, after such exercise, more than 4.99% or 9.99% of the ordinary shares then outstanding, as applicable (subject to the right of the shareholder with a 4.99% ownership limitation to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%), and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Consistent with beneficial ownership reporting principles under Section 13(d) of the Exchange Act, the below table only shows ordinary shares underlying warrants that are deemed to be beneficially owned, assuming compliance with these ownership limitations.

All information with respect to the beneficial ownership of any principal shareholder has been furnished by such shareholder or is based on our filings with the SEC and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all the ordinary shares shown as beneficially owned, subject to community property laws, where applicable. The ordinary shares beneficially owned by our directors and officers may include shares owned by their respective family members, as to which such directors and officers disclaim beneficial ownership. Unless otherwise noted below, each shareholder’s address is c/o ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel.

Ordinary Shares Beneficially Owned
Name	Number of Shares	Percentage
5%-or-More Beneficial Owners:
Lind Global Funds(1)	9,682,729	16.2%
Named Executive Officers and Directors:
Larry Jasinski(2)	313,327	*
Jeff Dykan(3)(4)	150,718	*
Yohanan Engelhardt(5)	80,585	*
Wayne B. Weisman(3)(6)	137,020	*
Aryeh (Arik) Dan(7)	81,145	*
Yasushi Ichiki(8)	81,146	*
Randel Richner(9)	121,385	*
Dr. John William Poduska(10)	81,647	*
Joseph Turk(11)	42,735	*
Hadar Levy(12)	50,000	*
Almog Adar(13)	50,000	*
Jeannine Lynch(14)	77,808	*
All directors and executive officers as a group (13 persons) (15)	1,251,017	2.1%
________________

*	Ownership of less than 1%.
(1)
Based on a Schedule 13D/A filed on March 9, 2023, by Lind Global Fund II LP (“Global Fund II”), Lind Global Partners II LLC, Lind Global Macro Fund LP, Lind Global Partners LLC (together, the “Lind Global Funds”) and Jeff Easton (together with the Lind Global Funds, the “Reporting Persons”), as updated by a Form 4 filed by Global Fund II on July 6, 2023, and includes, as of July 6, 2023, 9,682,729 ordinary shares. The foregoing excludes warrants to purchase 1,731,351 ordinary shares, because each of the warrants includes a provision limiting the holder’s ability to exercise the warrants if such exercise would cause the holder to beneficially own greater than 9.99% of the ordinary shares then outstanding. Without such provisions, the Reporting Persons may have been deemed to have beneficial ownership of the ordinary shares underlying such warrants. Jeff Easton, the managing member of Lind Global Partners II LLC and Lind Global Partners LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Macro Fund, LP and Lind Global Fund II LP. The principal business address of the Reporting Persons is 444 Madison Avenue, Floor 41, New York, N.Y. 10022.

(2)	Consists of 281,513 ordinary shares and exercisable options to purchase 31,814 ordinary shares.
(3)
Based on Section 13(d) and 16 filings made with the SEC, consists of 40,707 ordinary shares beneficially owned by SCP Vitalife Partners II, L.P., or SCP Vitalife Partners II, a limited partnership organized in the Cayman Islands, 13,596 ordinary shares beneficially owned by SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Partners Israel II, a limited partnership organized in Israel, and 1,571 ordinary shares currently held by the Israel Innovation Authority (formerly known as the Office of the Chief Scientist of the State of Israel), or the IIA, that Vitalife Partners Overseas, Vitalife Partners Israel and Vitalife Partners DCM have the right to acquire from IIA. SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, a limited partnership organized in the Cayman Islands, is the general partner of the SCP Vitalife Partners II and SCP Vitalife Partners Israel II, and SCP Vitalife II GP, Ltd., or SCP Vitalife GP, organized in the Cayman Islands, is the general partner of SCP Vitalife Associates. As such, SCP Vitalife GP may be deemed to beneficially own the 54,303 ordinary shares beneficially owned by SCP Vitalife Partners II and SCP Vitalife Israel Partners II. Jeff Dykan and Wayne B. Weisman are the directors of SCP Vitalife GP and, as such, share voting and dispositive power over the shares held by the foregoing entities. As such, they may be deemed to beneficially own 55,874 ordinary shares, consisting of the 54,303 ordinary shares beneficially owned by SCP Vitalife GP, as well as the ordinary shares beneficially owned by each of Vitalife Partners Overseas, Vitalife Partners Israel and Vitalife Partners DCM and held by IIA. The principal business address of SCP Vitalife Partners II, SCP Vitalife Associates, SCP Vitalife GP, and Messrs. Churchill and Weisman is c/o SCP Vitalife Partners II, L.P., 1200 Liberty Ridge Drive, Suite 300, Wayne, Pennsylvania 19087. The principal business address of SCP Vitalife Partners Israel II, Vitalife Partners Israel, Vitalife Partners Overseas, Vitalife Partners DCM, Mr. Dykan and Dr. Ludomirski is c/o SCP Vitalife Partners (Israel) II, L.P., 32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.

(4)	Consists of 94,343 ordinary shares and exercisable options to purchase 501 ordinary shares.
(5)	Consists of 80,585 ordinary shares.
(6)	Consists of 80,645 ordinary shares and exercisable options to purchase 501 ordinary shares.
(7)	Consists of 80,644 ordinary shares and exercisable options to purchase 501 ordinary shares.
(8)	Consists of 80,645 ordinary shares and exercisable options to purchase 501 ordinary shares.
(9)	Consists of 121,385 ordinary shares.
(10)	Consists of 80,645 ordinary shares and exercisable options to purchase 1,002 ordinary shares.
(11)	Consists of 42,735 ordinary shares.
(12)	Consists of 50,000 ordinary shares.
(13)	Consists of 50,000 ordinary shares.
(14)	Consists of 77,808 ordinary shares.
(15)
Consists of (i) 1,154,947 ordinary shares directly or beneficially owned by our executive officers and our nine directors other than Mr. Jasinski; (ii) 34,820 ordinary shares constituting the cumulative aggregate number of options granted to the executive officers and directors; and (iii) 61,250 shares underlying RSUs vesting within 60 day of the Record Date.

DIRECTOR COMPENSATION

The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our Board during the year ended December 31, 2022, other than Mr. Larry Jasinski, our CEO, who did not receive additional compensation for his services as director and whose compensation is set forth in the Summary Compensation Table found elsewhere in this Proxy Statement.

Name	Fees Earned in Cash ($)		RSU Awards ($)(1)	Total ($)
Jeff Dykan	60,901	(2)	50,000	110,901
Aryeh (Arik) Dan	51,232	(3)	50,000	101,232
Yohanan Engelhardt	66,126	(4)	50,000	116,126
Yasushi Ichiki	41,049	(5)	50,000	91,049
Dr. John William Poduska	58,693	(6)	50,000	108,693
Randel Richner	46,638	(7)	50,000	96,638
Wayne B. Weisman	63,892	(8)	50,000	113,892
Joseph Turk	33,242	(9)	50,000	83,242
Hadar Levy	15,480	(10)	50,000	65,480
______________

(1)
Amounts represent the aggregate grant date fair value of such awards issued under the 2014 Plan as an annual award to the applicable directors, computed in accordance with FASB ASC Topic 718, which for all directors other than Mr. Turk represent an award of 50,000 RSUs, and for Mr. Turk represents an award of 42,735 RSUs. The fair value of RSUs granted is determined based on the price of the Company’s ordinary shares on the date of grant. This amount does not correspond to the actual value that may be recognized by the non-employee director upon the vesting of the RSUs. All RSUs become vested and exercisable in four equal quarterly installments starting three months following the grant date. The valuation assumptions used in determining such amounts are described in Notes 2l and 8b to our consolidated financial statements included in our 2022 Annual Report.

(2)
Represents $24,355 earned by Mr. Dykan as an annual retainer for serving as our Chairman on the Board of Directors, a cash payment of $6,250 received in lieu of equity compensation (as discussed below), $14,928 for attending meetings of the Board of Directors, $12,380 for serving as a member of the mergers and acquisitions committee, $753 for serving as a member of the Company’s nomination and governance committee and $2,235 for serving as a chairman of the Company’s finance committee.

(3)
Represents $24,355 earned by Mr. Dan as an annual retainer for serving as a non-employee director on the Board of Directors, a cash payment of $6,250 received in lieu of equity compensation, $13,930 for attending meetings of the Board of Directors, $5,944 for serving as a member of the compensation committee and $753 for serving as a member of the Company’s nomination and governance committee.

(4)
Represents $24,355 earned by Mr. Engelhardt as an annual retainer for serving as a non-employee director on the Board of Directors, a cash payment of $6,250 received in lieu of equity compensation, $16,032 for attending meetings of the Board of Directors, $4,874 for serving as the chairman of the audit committee, $12,380 for serving as a member of the mergers and acquisitions committee and $2,235 for serving as a member of the Company’s finance committee.

(5)
Represents $24,355 earned by Mr. Ichiki as an annual retainer for serving as a non-employee director on the Board of Directors, a cash payment of $6,250 received in lieu of equity compensation and $10,444 for attending meetings of the Board of Directors.

(6)
Represents $24,355 earned by Dr. Poduska as an annual retainer for serving as a non-employee director on the Board of Directors, a cash payment of $6,250 received in lieu of equity compensation, $14,532 for attending meetings of the Board of Directors, $4,874 for serving as a member of the audit committee, $6,447 for serving as the chairman of the compensation committee and $2,235 for serving as a member of the Company’s finance committee.

(7)
Represents $24,355 earned by Ms. Richner as an annual retainer for serving as a non-employee director on the Board of Directors, a cash payment of $6,250 received in lieu of equity compensation and $16,033 for attending meetings of the Board of Directors.

(8)
Represents $24,355 earned by Mr. Weisman as an annual retainer for serving as a non-employee director on the Board of Directors, a cash payment of $6,250 received in lieu of equity compensation, $16,033 for attending meetings of the Board of Directors, $4,874 for serving as a member of our audit committee and $12,380 for serving as a member of the mergers and acquisitions committee.

(9)
Represents $17,784 earned by Mr. Turk as an annual retainer for serving as a non-employee director on the Board of Directors, $10,230 for attending meetings of the Board of Directors and $5,228 for serving as a member of the mergers and acquisitions committee.

(10)	Represents $9,750 earned by Mr. Levy as an annual retainer for serving as a non-employee director on the Board of Directors and $5,730 for attending meetings of the Board of Directors.

The aggregate number of ordinary shares subject to outstanding options and RSU awards for each of our non-employee directors as of December 31, 2022, is shown below. Information regarding Mr. Jasinski’s outstanding equity awards as of December 31, 2022, is set forth in the Outstanding Equity Awards Table found elsewhere in this Proxy Statement.

Name	Number of Shares
Jeff Dykan	38,001	(1)
Aryeh (Arik) Dan	38,001
Yohanan Engelhardt	37,500
Yasushi Ichiki	38,001
Dr. John William Poduska	38,502
Randel Richner	37,500
Wayne B. Weisman	38,001	(2)
Joseph Turk	21,368
Hadar Levy	37,500
____________
(1)	See “Security Ownership of Certain Beneficial Owners and Management” above for further information on Mr. Dykan’s holdings in our ordinary shares.
(2)	See “Security Ownership of Certain Beneficial Owners and Management” above for further information on Mr. Weisman’s holdings in our ordinary shares.

Cash compensation for our independent, non-employee directors’ services is governed by previous decisions of our compensation committee, Board and shareholders, and is subject to terms and conditions of our Compensation Policy. Additionally, each independent, non-employee director currently receives upon his or her appointment a restricted stock unit award (the “Initial RSU Award”), with such Initial RSU Award having a value equal to $50,000 on the date of grant (as determined based on the closing price of our ordinary shares on the date of grant). Each independent, non-employee director is also entitled to receive an annual grant of RSUs (the “Annual RSU Award”), with such Annual RSU Award having a value equal to $50,000 on the date of grant. The Initial RSU Award and Annual RSU Award each vest ratably in four equal quarterly installments starting three months from the date of grant (subject to the non-employee director’s continued service with the Company through each applicable vesting date), with the vesting of such awards to be accelerated upon certain change of control events in accordance with the Compensation Policy. At our 2020 annual general meeting, our shareholders approved an amendment to our Compensation Policy whereby (x) all or a portion of our non-directors’ cash compensation may be paid in equity, at the discretion of our compensation committee, in order to preserve the Company’s cash, and (y) equity compensation of directors will be payable in the first instance in RSUs but such compensation may also be payable, at the discretion of our compensation committee, in cash, based on a formula to be determined and with such payment provisions as shall result in the equivalent effect of vesting of RSUs, in order to preserve the equity available for incentives.

In addition, each director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees. Directors are also indemnified and insured by us for actions associated with being a director to the extent permitted under Israeli law. Further, none of our non-employee directors receive any benefits upon termination of their directorship positions. The compensation committee reviews director compensation annually and makes recommendations to the Board of Directors with respect to compensation and benefits provided to the members of the Board.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of July 28, 2023:

Name	Age	Position
Larry Jasinski	65	Chief Executive Officer and Director
Michael Lawless	55	Chief Financial Officer
Jeannine Lynch	58	Vice President of Market Access and Strategy
Almog Adar	39	Vice President of Finance

Larry Jasinski.  Mr. Jasinski’s biographical information is set forth above under the section “Information About Our Directors – Class II Directors Continuing in Office until the 2025 Annual General Meeting of Shareholders.”

Michael Lawless, 55, has served as our Chief Financial Officer since September 2022. Prior to ReWalk, Mr. Lawless served as a CFO consultant for Danforth Advisors, LLC, a provider of outsourced services to the life sciences industry, starting in 2021. Previously, Mr. Lawless served as a Division CFO of Azenta, Inc. (formerly known as Brooks Automation, Inc.), a leading provider of life sciences solutions worldwide, from October 2017 to December 2020, and as Senior Director of Financial Planning and Analysis from February 2015 to October 2017. Mr. Lawless has held senior-level finance positions for numerous public life sciences companies throughout his career, including PerkinElmer, Inc., where he served as Vice President of Financial Planning and Analysis after previously serving as Vice President of Investor Relations. Mr. Lawless has a Bachelor of Arts degree in Economics from Swarthmore College, a Master of Business Administration degree from the Tuck School of Business at Dartmouth College and is a Certified Public Accountant.

Jeannine Lynch, 58, has served as our Vice President of Market Access and Strategy since August 2021. Prior to ReWalk, Ms. Lynch served as Senior Director of Patient Access Services at BioMarin Pharmaceuticals from April 2009 to September 2021. In addition to her work with BioMarin, Ms. Lynch has worked for industry leaders such as Genentech and Pfizer/Agouron. She has held leadership roles in commercial management, product launches and built customized patient services to address several different rare and ultrarare medical conditions. Ms. Lynch also sits on the Board of Directors for MVP, a non-profit organization to help young people of color prepare, perform, progress, and prosper in their education, leadership and early professional careers. Ms. Lynch is a graduate of the University of California Berkeley and holds a Master of Public Health from the University of Michigan.

Almog Adar, 39, has served as our Vice President of Finance since December 2022. From 2020 to 2022, Mr. Adar served as our Director of Finance and Corporate Financial Controller. Prior to ReWalk, Mr. Adar served as Controller of Infinya Recycling Ltd (previously Amnir Recycling), from January 2018 until December 2019. From January 2016 until December 2017, Mr. Adar served as Assistant Controller of Delta Galil Industries. Mr. Adar has a Bachelor of Arts degree in Accounting and Economics from the Open University of Israel and is a Certified Public Accountant licensed by the Israeli Ministry of Justice.

EXECUTIVE COMPENSATION

As a smaller reporting company, we have opted to comply with the executive compensation rules otherwise applicable to “smaller reporting companies,” as such term is defined in Rule 12b-2 under the Exchange Act.

This section provides certain compensation-related information for (1) all individuals who served as our CEO during any part of the year ended December 31, 2022 and (2) our two most highly compensated executive officers (other than our CEO) who were serving as executive officers as of December 31, 2022 (together, our “Named Executive Officers”).

Named Executive Officers

Our Named Executive Officers for the year ended December 31, 2022, which consists of our principal executive officer and our two other most highly compensated executive officers, are:

•	Larry Jasinski, our CEO;
•	Almog Adar, our Vice President of Finance; and
•	Jeannine Lynch, our Vice President of Market Access and Strategy

2022 Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, or paid to our Named Executive Officers for services rendered to us in all capacities for the fiscal years ended December 31, 2021, and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)		Total ($)
Larry Jasinski, Chief Executive Officer and Director	2022	419,253	—	200,000	234,782	—		854,035
	2021	400,196	—	279,000	248,327	—		927,523
Almog Adar, Vice President of Finance (4) (5)	2022	152,153	28,760	100,000	30,916	66,931	(5)	378,760

Jeannine Lynch, Vice President of Market Access and Strategy	2022	332,800	—	137,500	93,184	—		563,484
	2021	107,897	—	175,000	98,560	—		381,457
____________________

(1)
Amount represents a retention bonus paid to Mr. Adar in December 2022. The retention bonus was paid in New Israel Shekels (“NIS”), and has been translated to U.S. dollars according to the exchange rate on the date of payment (i.e., 1 USD = 3.477 NIS).

(2)
Amounts represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The fair value of restricted stock units (“RSUs”) granted is determined based on the price of the Company’s ordinary shares on the date of grant. This amount does not correspond to the actual value that may be recognized by the Named Executive Officer upon the vesting of the restricted stock units. The valuation assumptions used in determining such amounts are described in Notes 2l and 8b to our consolidated financial statements included in our 2022 Annual Report.

(3)	Amounts represent the annual bonuses paid with respect to achievement of the Company and, if applicable, individual performance objectives for 2022 and 2021.
(4)	Mr. Adar was not a Named Executive Officer in 2021.
(5)
The amounts set forth for Mr. Adar in the columns “Salary,” “Non-Equity Incentive Plan,” and “All Other Compensation” represent payments, contributions and/or allocations that were made in NIS, and have been translated to U.S. dollars according to the average exchange rate on the applicable period.

(6)
Consists of $46,633 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $20,298 with respect to Mr. Adar’s personal use of a Company-leased car.

Pursuant to regulations promulgated under the Israel Companies Law, we are required to disclose the total compensation earned during 2022 by our five most highly-compensated office holders (as defined in the Israel Companies Law). Three of such individuals are our Named Executive Officers, as defined above, and their respective total compensation for 2022 is set forth in the Summary Compensation Table. The other two individuals, and their respective total compensation for 2022, is as follows:

Name and Principal Position	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation ($)		Total ($)
Miri Pariente, Vice President of Operations, Regulatory and Quality(3)
	191,714	125,000	50,487	92,897	(4)	460,098
Mike Lawless, Chief Financial Officer (5)
	86,538	201,375	23,704	—		311,617
______________

(1)
Amounts represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The fair value of RSUs granted is determined based on the price of the Company’s ordinary shares on the date of grant. This amount does not correspond to the actual value that may be recognized by the named executive officer upon the vesting of the restricted stock units. The valuation assumptions used in determining such amounts are described in Notes 2l and 8b to our consolidated financial statements included in our 2022 Annual Report.

(2)	Amounts represent the annual bonuses paid with respect to achievement of the Company and, if applicable, individual performance objectives for 2022.
(3)
The amounts set forth for each of Ms. Pariente in the columns “Salary,” “Non-Equity Incentive Plan,” and “All Other Compensation” represent payments, contributions and/or allocations that were made in NIS, and have been translated to U.S. dollars according to the average exchange rate on the applicable period.

(4)
Consists of $55,796 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $37,102 with respect to Ms. Pariente’s personal use of a Company-leased car.

(5)	Mr. Lawless joined the Company as our Chief Financial Officer effective September 19, 2022.

Narrative Disclosure to the 2022 Summary Compensation Table

2022 Non-Equity Incentive Plan

All employees who have bonus features in their employment agreements, including our Named Executive Officers, were eligible to participate in a non-equity incentive plan for fiscal year 2022, pursuant to which employees were eligible to receive a bonus with respect to their performance in such year. Each employee’s target was equal to a specified percentage of his or her base salary, and the actual bonus is paid based on the achievement of certain business and personal performance objectives for the 2022 fiscal year. Not all goals needed to be met for an employee participant to receive a portion of the bonus. The principal business performance objective under the non-equity incentive plan for 2022 was based on achieving specified financial goals or milestones as set forth in the Compensation Policy as approved by our shareholders. These objectives were allocated as 35% for revenue targets, 10% for product development and regulatory approval targets, 10% for market development targets, 10% for strategic targets and 15% for cash management targets. A personal performance objective, which is subjective in nature, made up the remaining 20%.

If the target was met in all categories of the business performance objective, 100% of the employee’s bonus was to be paid. If certain lower targets were met with respect to each of the different targets, 50% of the employee’s bonus was to be paid. If targets are exceeded in all categories of the business performance objective, 150% of the bonus was to be paid.

Equity Compensation

Our equity grant program is intended to align the interests of our Named Executive Officers with those of our shareholders and to motivate them to make important contributions to our performance. In 2022, we granted restricted stock unit awards to each of our Named Executive Officers, as reflected in the “Outstanding Equity Awards at 2022 Fiscal Year End Table” below. The restricted stock units will vest pro-rata annually, with twenty-five percent (25%) of the restricted stock units vesting on each of the first four (4) anniversaries of the grant date of such award.

Employee Benefits and Perquisites

We currently maintain the ReWalk Robotics Inc. 401(k) Plan, a defined contribution plan, or the 401(k) Plan, for the benefit of our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers (other than Named Executive Officers who are not U.S. citizens) were eligible to participate in the 401(k) Plan on the same terms as our other full-time employees. We believe that providing a vehicle for retirement savings though our 401(k) Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers.

Currently, we do not view perquisites or other personal benefits as a significant component of our Compensation Policy. However, we have provided certain perquisites to our Named Executive Officers in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and to provide a competitive compensation package for recruitment and retention purposes. In addition, Mr. Adar is entitled to certain Israeli-related benefits due to his employment in Israel.

Pursuant to the terms of the Adar Employment Agreement (as defined below), we provided Mr. Adar with a Company-owned automobile for personal use including all of the fixed and variable maintenance costs, including license, insurance, gas, and repairs relating to such automobile. Pursuant to the terms of the Adar Employment Agreement, we also made contributions on behalf of Mr. Adar to (i) a pension fund selected by Mr. Adar (which a portion of the contributions thereto are intended to be provided to Mr. Adar upon his termination from the Company in lieu of any severance payments that Mr. Adar would be entitled to under Israeli law) and (ii) an education fund for the benefit of Mr. Adar.

Employment Agreements of Named Executive Officers

Each of Larry Jasinski, our CEO, Almog Adar, our Vice President of Finance, and Jeannine Lynch, our Vice President of Market Access and Strategy, previously entered into an employment agreement with our Subsidiary. These employment agreements set forth their respective terms of employment, which terms are generally applicable to all of our executives, covering matters such as vacation, health and other benefits. The following are descriptions of the material terms of our Named Executive Officers’ employment agreements.

Larry Jasinski

On January 17, 2011, we entered into an employment agreement with Mr. Jasinski, pursuant to which he has served as the CEO of the Company since February 12, 2012 (as amended from time to time, the “Jasinski Employment Agreement”). The Jasinski Employment Agreement provides for an annual base salary, subject to annual increases in the discretion of, the Company, and an annual performance bonus. In accordance with previous shareholder approvals, the annual base salary is currently $403,142. The annual performance bonus was originally set at up to 35% of annual base salary. In 2016, this was increased to an annual performance bonus of up to 60% of annual base salary for achieving 100% of targets (with adjustment upward or downward for performance exceeding or failing to meet such objectives, respectively). In 2020, this was increased to an annual performance bonus of up to 70% of annual base salary for achieving 100% of targets (with adjustment upward or downward for performance exceeding or failing to meet such objectives, respectively).

In the event that Mr. Jasinski’s employment is terminated by the Company without “Cause” (as defined in the Jasinski Employment Agreement ), or if Mr. Jasinski terminates his employment for “Good Reason” (as defined in the Jasinski Employment Agreement), he will be entitled to certain severance payments and benefits, including: (i) a lump sum payment equal to 90 days of his base salary, (ii) an annual performance bonus (calculated based on the assumption that to the extent performance objectives were achieved in the six-month period preceding his termination, they will also be achieved in the six months following termination), (iii) reimbursement for any COBRA or other medical, dental and vision premiums for six months following his termination and (iv) continued participation in any employee and executive benefit programs in effect as of his termination and reimbursement for the premium or other fees associated with continuation in any insurance program available to the Company’s employees as a non-employee or in a comparable program if participation as a non-employee would be barred. The Jasinski Employment Agreement further provides that if Mr. Jasinski’s employment is terminated without Cause or by Mr. Jasinski for Good Reason, any unvested portion of the options promised in the Jasinski Employment Agreement, which would have vested during the six months following such termination had Mr. Jasinski remained employed by the Company, will automatically vest. If Mr. Jasinski terminates his employment without Good Reason, he will be entitled to receive a pro-rated amount of his annual performance bonus as determined in good faith by the Board. Mr. Jasinski is not entitled to any severance if he is terminated by the Company for Cause.

The Jasinski Employment Agreement was amended in 2020 to provide that if a “Change of Control” (as defined in the Jasinski Employment Agreement) occurs, and within one year following such Change of Control Mr. Jasinski is terminated without Cause or he resigns for Good Reason, Mr. Jasinski will be entitled to severance of 18 months’ salary as well as an annual bonus for the year in which the termination occurs (assuming achievement of 100% of milestones and targets set by the board of directors).

The employment agreement is governed by the laws of the State of Delaware and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for 12 months following termination of employment) and trade secrets and inventions clauses.

Almog Adar

On December 10, 2019, we entered into an employment agreement with Mr. Adar (the “Adar Employment Agreement”). The Adar Employment Agreement provides for an annual base salary, and an additional monthly payment for all of Mr. Adar’s overtime hours (as required by Israel law). Mr. Adar’s annual base salary is currently $176,462, which includes payments for any overtime hours. Pursuant to the Adar Employment Agreement, the Company pays on behalf of Mr. Adar approximately $1,700 on a monthly basis for his car-related costs (Mr. Adar is paid in NIS, and we have translated his payments to U.S. dollars according to the average exchange rate in 2022). The Adar Employment Agreement also provides that the Company will insure Mr. Adar under a “Manager’s Insurance Policy” (“Bituach Menahalim”) or a Pension Fund (“Pension Fund”) to be selected by Mr. Adar. Accordingly, we make monthly contributions to the Pension Fund selected by Mr. Adar on Mr. Adar’s behalf, and a portion of such contributions are made in lieu of the severance pay that Mr. Adar would be entitled to under Israel law. In addition, we contribute on a monthly basis to an education fund (“Keren Hishtalmut”) for the benefit of Mr. Adar in an annual amount equal to 7.5% of Mr. Adar’s annual salary (inclusive of base salary and any amounts for overtime hours). The Adar Employment Agreement also provides that unused vacation days may be accumulated (for two subsequent years) or redeemed under certain limitations. Mr. Adar is also entitled to recuperation pay (“Dmei Havra’a”) in accordance with the provisions of the applicable law. Lastly, we agreed to provide Mr. Adar with a Company-owned automobile for Mr. Adar’s personal use, and further agreed to bear all of the fixed and variable maintenance costs, including license, insurance, gas, and repairs relating to such automobile.

Upon a termination of employment for any reason, Mr. Adar is entitled to receive a distribution from the Pension Fund equal to the amounts we contributed on his behalf towards such termination during the term of his employment.

On May 4, 2023, the Adar Employment Agreement was amended to provide that if a “Change of Control” (as defined in the Adar Employment Agreement) occurs, and within one year following such Change of Control Mr. Adar is terminated without Cause or he resigns for Good Reason, Mr. Adar will be entitled to severance of 12 months’ salary as well as an annual bonus for the year in which the termination occurs (assuming achievement of 100% of milestones and targets set by the board of directors). Mr. Adar is not entitled to receive any termination or change in control benefits under our Compensation Policy.

The Adar Employment Agreement is governed by the laws of the State of Israel and contains non-compete covenants (which remains in effect during the term of employment and for 24 months following termination of employment).

Jeannine Lynch

On July 22, 2021, we entered into an employment agreement with Jeannine Lynch to serve as Vice President of Market Access and Strategy of the Company, effective August 31, 2021 (the “Lynch Employment Agreement”). Pursuant to the terms of the Lynch Employment Agreement, Ms. Lynch is entitled to (i) an annual base salary of $320,000, which was increased to $332,800 for fiscal year 2022, subject to increases as may be determined from time to time by the compensation committee of the Board and (ii) an annual performance bonus up to 35% of annual base salary, subject to the achievement of objectives as determined by the compensation committee of the Board. The Lynch Employment Agreement may be terminated by the Company upon prior written notice.

In the event that (x) Ms. Lynch’s employment is terminated for any reason other than for “cause” (as defined therein), death, or disability, (y) the Company moves its primary office outside of the United States and/or reduces Ms. Lynch’s title or primary responsibilities, or (z) the Company moves Ms. Lynch’s principal location of work, the Company shall pay monthly severance to Ms. Lynch at the rate per annum of her salary and bonus (and the replacement cost of her benefits) at the time of such termination for a period from the date of such termination to the date which is six months after such termination.

In the event that the Company is subject to a merger or acquisition where Ms. Lynch is terminated during the 12-month period following the closing of the transaction, 100% of the then-unvested and outstanding equity held by Ms. Lynch will vest upon such termination.

Ms. Lynch is not entitled to receive any termination or change in control benefits under our Compensation Policy.

The Lynch Employment Agreement is governed by the laws of the Commonwealth of Massachusetts and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months following termination of employment) and trade secrets and inventions clauses.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards as of December 31, 2022, for each Named Executive Officer:

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2) ($)
Larry Jasinski

	12/24/2013	(3)	5,641	—	37.14	12/24/2023
	6/27/2017	(4)	5,000	—	52.50	6/27/2027
	5/3/2018	(5)	8,749	—	26.88	5/3/2028
	3/27/2019	(6)	12,425	777	5.37	3/27/2029
	3/27/2019	(7)					622	473
	6/18/2020	(8)					150,000	114,000
	6/18/2021	(9)					112,500	85,500
	8/2/2022	(10)					200,000	152,000

Jeannine Lynch	8/31/2022	(11)					93,750	71,250
	8/2/2022	(12)					137,500	104,500

Almog Adar	7/02/2020	(13)					12,500	9,500
	6/30/2021	(14)					9,375	7,125
	8/2/2022	(15)					100,000	76,000
__________________

(1)	Represents grant dates of the stock option and RSU awards.
(2)
The amount listed in this column represents the product of the closing market price of the Company’s ordinary shares as of December 31, 2022 ($0.76) multiplied by the number of shares subject to the award.

(3)	This option award is fully vested.
(4)	This option award is fully vested.
(5)	This option award is fully vested.
(6)
¼th of the ordinary shares subject to the option vested on March 27, 2020 and, thereafter, 1/16th of the ordinary shares subject to the option vest on a quarterly basis commencing on June 27, 2020 and ending on March 27, 2023.

(7)	¼th of the restricted stock units vest on an annual basis commencing on March 27, 2020 and ending on March 27, 2023.
(8)	¼th of the restricted stock units vest on an annual basis commencing on June 18, 2021 and ending on June 18, 2024.
(9)	¼th of the restricted stock units vest on an annual basis commencing on May 21, 2022 and ending on May 21, 2025.
(10)	¼th of the restricted stock units vest on an annual basis commencing on August 2, 2022 and ending on August 2, 2026.
(11)	¼th of the restricted stock units vest on an annual basis commencing on August 31, 2021 and ending on August 31, 2025.
(12)	¼th of the restricted stock units vest on an annual basis commencing on August 2, 2022 and ending on August 2, 2026.
(13)	¼th of the restricted stock units vest on an annual basis commencing on July 2, 2020 and ending on July 2, 2024.
(14)	¼th of the restricted stock units vest on an annual basis commencing on June 30, 2021 and ending on June 30, 2025.
(15)	¼th of the restricted stock units vest on an annual basis commencing on August 2, 2022 and ending on August 2, 2026.

Potential Payments Upon Termination or Change in Control

We have adopted, pursuant to shareholder approval, our Compensation Policy, which provides for certain benefits to our executive officers upon retirement or termination, whether or not in the event of a change in control. We may memorialize any of these benefits in arrangements we enter into with individual executive officers. Under the Compensation Policy, executive officers may be entitled to advance notice of termination of up to 12 months and to obtain up to 12 months of post-termination health insurance. In addition to receiving severance pay as required or facilitated under the local laws of the relevant jurisdiction, executive officers may have the right to receive up to 12 months of base salary (18 months in the case of the CEO), bonus and benefits, taking into account the period of the officer’s service or employment, his or her performance during employment and contribution to the Company’s targets and profits and the circumstances surrounding termination of his or her employment. These benefits are designed to attract and motivate highly skilled professionals to join our Company and to enable us to retain key management.

To the extent our Named Executive Officers are entitled to receive severance (except for any severance payments mandated by Israeli law for our Israeli employees) or change in control benefits, such entitlements are contractually agreed upon between the Company and the applicable Named Executive Officer. Accordingly, for further information regarding the payments and benefits our Named Executive Officers are entitled to receive upon a termination or change in control, please see “Executive Compensation — Employment Agreements of Named Executive Officers.”

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of another entity that has one or more executive officers serving on the Company’s compensation committee or the Board.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

Year	Summary Compensation Table Total for PEO ($)[1]	Compensation Actually Paid to PEO [2] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[3] ($)	Average Compensation Actually Paid to Non-PEO NEOs[4] ($)	Value of Initial Fixed $100 Investment based on TSR ($)[4]	Net Income ($ Millions)[5]
2022	854,035	642,557	471,122	410,609	57.58	(19.6)
2021	927,523	847,998	431,324	405,573	93.18	(12.7)

1.  Larry Jasinski was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below. The dollar amounts reported are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation– Summary Compensation Table.”

2021	2022
Ori Gon	Jeannine Lynch
Jeannine Lynch	Almog Adar

2.  The amounts reported represent the “compensation actually paid” to our PEO, calculated in accordance with Item 402(v) of Regulation S-K, but do not reflect compensation actually earned, realized, or received by the PEO in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid:

Year	Summary Compensation Table Total for PEO ($)	Summary Compensation Table Value of Equity Awards for PEO ($)(a)	Equity Award Adjustments for PEO ($)(b)	Compensation Actually Paid to PEO ($)
2022	854,035	(200,000)	(11,478)	642,557
2021	927,523	(279,000)	199,475	847,998

(a) The amounts reported in this column represent the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b) The amounts reported in this column include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in  same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2022	152,020	(123,950)	—	(39,548)	—	(11,478)
2021	184,500	(20,910)	—	35,885	—	199,475

3.  The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Almog Adar and Jeannine Lynch; and (ii) for 2021, Ori Gon and Jeannine Lynch.

4.  The amounts reported have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs (excluding our PEO). These amounts reflect the Summary Compensation Table Total with certain adjustments as described above in footnotes 2(a) and 2(b).

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Summary Compensation Table Value of Equity Awards for Non-PEO NEOs ($)(a)	Equity Award Adjustments for Non-PEO NEOs ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	471,122	(118,750)	58,236	410,609
2021	431,324	(150,875)	125,124	405,573

(a)	The amounts reported in this column represent the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each fiscal year include the amounts noted in footnote 2(b). The amounts deducted or added in calculating the Inclusion of Equity Values are as follows

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	90,262	(27,166)	—	(4,860)	—	58,236
2021	123,000	(5,168)	—	7,292	—	125,124

4.  Assumes $100 was invested in the Company for the period starting December 31, 2020, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

5.  The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to our ordinary shares that may be issued under our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	2,799,051	(1)	$0.65	(2)	2,934,679	(3)
Equity compensation plans not approved by security holders	225,000	(4)	—		—
Total	3,024,051	(4)	$0.65		2,934,679
___________

(1)
Represents shares issuable under our (i) 2014 Plan upon exercise of options outstanding to purchase 34,674 shares and upon the settlement of outstanding RSUs with respect to 2,755,057 shares  and under our (ii) 2012 Equity Incentive Plan upon exercise of options outstanding to purchase 9,320 shares.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase ordinary shares. It does not reflect the ordinary shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(3)	Represents shares available for future issuance under our 2014 Plan.
(4)	Represents an inducement grant of RSUs made to Michael Lawless on September 19, 2022.
______________________
4 Note to Draft:  PVP section to be added once finalized with Aon.

PROPOSAL 2

APPROVAL OF A GRANT OF EQUITY AWARDS TO LARRY JASINSKI,
OUR CEO, AND APPROVAL OF AN AMENDMENT TO THE TERMS OF THE CEO’S BASE
ANNUAL COMPENSATION

Background

At the Meeting you will be asked to approve a one-time grant under the 2014 Plan to Larry Jasinski, the Company’s Chief Executive Officer, of 200,000 restricted stock units.  If approved, the RSUs will vest in four equal annual installments, commencing as of the date of the Meeting.

The Board and compensation committee believe that in order to align the interests of our CEO with the interests of our shareholders it is important that our CEO maintain a sizable level of share ownership in the Company, whether through the time-based vesting of RSUs or the exercise of options. Therefore, in determining or recommending the amount and form of executive compensation, the Board and the compensation committee believe that a substantial portion of our CEO’s compensation should be in the form of long-term equity incentive awards. These awards link a significant portion of our CEO’s compensation to delivering value to our shareholders, both in the form of share price performance and operating results, and encourage his retention through long-term vesting periods. Additionally, as recommended by our compensation committee and by our Board, the proposed grant of equity awards is designed to bring Mr. Jasinski’s compensation in line with market practice. These equity grants will directly link Mr. Jasinski’s performance to delivering value to our shareholders.

Additionally, at the Meeting, you will be asked to approve a cost of living and merit increase in the base annual compensation for Mr. Jasinski of five and one-half percent (5.5%) (in line with the increase of five and one-half percent (5.5%) in base annual compensation that was approved by our compensation committee and our Board for all other employees of the Company located in the United States for 2023) such that his base annual compensation will be increased from $419,253 to $442,312 effective as of January 1, 2023. The Board, the compensation committee and our management believe that compensation should help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the Company in creating value for our shareholders. In line with our philosophy that compensation should be structured in order to attract and motivate the most talented executives, this increase is designed to bring our CEO’s compensation in line with industry practice, as approved by our compensation committee and by our Board.

Under the Israel Companies Law, the compensation of our CEO requires the approval of the compensation committee, the Board and shareholders, in that order. The compensation committee recommended, and the Board approved, each of (i) the proposed grant of equity awards and (ii) the increase in the base annual compensation for our CEO effective as of January 1, 2023, and determined that such compensation is consistent with the Compensation Policy.

Proposed Resolutions

You are requested to adopt the following resolutions:

“2.a. RESOLVED, to approve a one-time grant under the 2014 Plan to Larry Jasinski, the Company’s Chief Executive Officer, of 200,000 restricted stock units, as described in the Proxy Statement.”

“2.b. RESOLVED, to approve an amendment to the terms of Larry Jasinski’s base annual compensation, as described in the Proxy Statement.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt each of these resolutions, provided that either:

1.
a simple majority of shares voted at the Meeting excluding the shares of controlling shareholders, if any, and of shareholders who have a personal interest in the approval of the applicable resolution, be voted “FOR” the resolution; or

2.
the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the approval of the resolution voted against approval of the applicable resolution does not exceed two percent of the outstanding voting power in the Company.

For the definitions of “controlling shareholders” and “personal interest,” see “Questions and Answers About the Meeting - About the Voting Procedure at the Meeting” above.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF EACH OF THE FOREGOING RESOLUTIONS.

PROPOSAL 3

APPROVAL OF EXTENSION OF THE TERM OF THE CONSULTING AGREEMENT WITH
RICHNER CONSULTANTS, LLC, A DELAWARE COMPANY OWNED BY RANDEL E. RICHNER,
A MEMBER OF THE BOARD

At our Annual General Meeting of Shareholders held on July 27, 2022, our shareholders approved the terms of consulting services to be provided to us by Randel E. Richner, a member of our Board, pursuant to a consulting agreement (the “Consulting Agreement”) with Richner Consultants, LLC, a Delaware company (the “Consultant”) owned by Ms. Richner. Ms. Richner has served as a Class II director of our Board since November 2020, and the consulting services she provides are well outside the scope of services that are expected of a member of the Board. Ms. Richner has over 30 years of experience in health policy, economics and reimbursement strategic services, and has provided various entities with consulting services in respect of reimbursement activities. We wished to utilize Ms. Richner’s expertise and experience for a limited period of time to assist us in our efforts in these areas.

The term of the Consulting Agreement expired on December 31, 2022. During the course of the Consulting Agreement, we made significant progress toward obtaining approval from regulatory agencies for our products and services. However, because the process of receiving reimbursement approval from Centers for Medicare & Medicaid Services (“CMS”), a division of the U.S. Department of Health and Human Services, is still ongoing, we are now proposing that the term of the Consulting Agreement be extended until December 31, 2023 or until such earlier time as we receive such approval from CMS. Other than extending the term of the Consulting Agreement, all other terms and conditions of the Consulting Agreement will remain unchanged.

The following is a summary of the main terms of the Consulting Agreement. A copy of the Consulting Agreement is attached to this Proxy Statement as Appendix B. This summary is qualified in its entirety by reference to the Consulting Agreement.

Summary

Pursuant to the Consulting Agreement, the Consultant provides us the following services: strategic advisory consultation on activities related to the CMS, including reviewing Company submissions to CMS; reviewing the Company’s dossier submitted to third-party insurers; coordinating and establishing lobbying efforts for the Company with U.S. government agencies; review and support with respect to reimbursements from private payers and with on-going interactions with the U.S. Veterans Benefits Administration; and other reimbursement-related matters as designated and agreed to with our CEO, including international reimbursement activities as needed. The services to be provided under the Consulting Agreement by the Consultant were provided solely by Ms. Richner.

The term of the Consulting Agreement will expire at such time as we receive reimbursement approval from CMS, unless otherwise agreed to by the parties in writing. The Consulting Agreement can be terminated by either party for cause upon seven days prior written notice.

The services were provided on an hourly basis at a rate of $425 per hour, payable by us on a monthly basis subject to the Consultant providing monthly invoices for the review of both our Chairman of the Board and our CEO. Under the Consulting Agreement, the aggregate total number of consulting hours provided by the Consultant during any term cannot exceed 282 hours. During 2022, Ms. Richner provided us 282 hours of consulting services, for which she received $119,850.

Under the Israel Companies Law, the compensation of directors in any capacity, including with respect to consulting services, requires the approval of the compensation committee, the Board and shareholders, in that order. The compensation committee recommended, and the Board approved, the proposed terms of the consulting services to be provided by Ms. Richner, and determined that such terms represent market terms, negotiated on an arms’ length basis, and are in the best interests of the Company and our shareholders.

Proposed Resolution

You are requested to adopt the following resolution:

“3. RESOLVED, to approve the extension of the term of the Consulting Agreement with Richner Consultants, LLC, a Delaware company owned by Randel E. Richner, a member of the Board.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 4

APPROVAL OF OUR REVISED COMPENSATION POLICY, REFLECTING CERTAIN AMENDMENTS THERETO

On June 18, 2020, our shareholders approved our Compensation Policy for our directors and officers, and approved an amendment thereto at the annual general meeting of our shareholders held on May 19, 2021. Recently, our Compensation Committee and Board approved, subject to shareholder approval, several modifications to the Compensation Policy. Material proposed modifications to the Compensation Policy include:

•
The CEO may approve an amendment to the terms of service or employment (whether fixed or variable) of any executive officer reporting to him or her who is not also a member of the Board, provided that (i) such amendment is not material, (ii) such amendment is consistent with the provisions of this Compensation Policy, and (iii) the aggregate effect of such amendment during the term of this Policy does not exceed three (3) months of such Executive Officer’s salary for the applicable year;

•	Subject to the limits set forth in this Compensation Policy, we may offer an executive officer a signing bonus, a retention bonus, or a bonus for relocation;
•
We may grant an executive officer an annual bonus that will be calculated based on the achievement of various goals and targets, and may grant executive officers who report to the CEO an annual bonus that will be calculated taking into consideration the achievement by the respective executive officer of targets and indicators of various types, in whole or in part, and which may be determined solely by the CEO;

•
Any portion of any bonus paid to the CEO that is not based on measurable criteria or that is discretionary, together with all other discretionary components of the CEO’s total bonus payments, to the extent there are such components, shall not exceed three months’ base salary;

•
As part of the variable compensation component of any executive officer reporting to the CEO, the CEO may approve a bonus that is not based on measurable criteria, which shall not exceed three months base salary; and

•
Equity-based awards for executive officers shall vest over a minimum period of three years, provided, however, that the Board may resolve, under certain circumstances, that the vesting period of any equity-based awards shall be shorter than three years.

In addition, we are proposing to amend the Compensation Policy to adopt a separate “clawback policy” attached as Annex A to the Compensation Policy that complies with the requirements of the Nasdaq Stock Market and would require the return of incentive compensation paid to executive officers in the case of certain restatements of the Company’s financial statements under the terms required by Nasdaq. On February 22, 2023, Nasdaq proposed listing rules mandating that companies with listed securities adopt clawback policies in response to Rule 10D-1 under the U.S. Securities and Exchange Act of 1934, as amended. The Compensation Policy currently addresses clawback of incentive compensation paid to Executive Officers in the event of an accounting restatement, in accordance with Israeli law. The proposed addition of the separate clawback policy would expand such requirements and include therein the terms and conditions required by Nasdaq.

The proposed amendments to the Compensation Policy result from the ongoing review by our independent Compensation Committee and Board of factors aimed to allow us to retain highly-qualified directors and executive officers while aligning the form of payment of their compensation with our resources and needs. Aside from the proposed changes, our compensation committee and Board did not identify any other necessary amendments to our Compensation Policy.

This summary is qualified in its entirety by reference to the Compensation Policy, as amended, and may not include all modifications that may be deemed to be material. We recommend that you review the Compensation Policy, as amended, in its entirety, a copy of which is attached to this Proxy Statement as Appendix B.

Proposed Resolution

You are requested to adopt the following resolution:

“4. RESOLVED, that the Company’s revised Compensation Policy, as amended in the manner set forth in Proposal 4 of the Proxy Statement, be approved.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting, in person or by proxy, and voting thereon is required to adopt this resolution, provided that either:

1.      a simple majority of shares voted at the Annual Meeting excluding the shares of controlling shareholders, if any, and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the resolution; or

2.      the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the approval of the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.

For the definitions of “controlling shareholders” and “personal interest,” see “Questions and Answers About the Meeting - About the Voting Procedure at the Meeting” above.

According to the Israel Companies Law, even if the shareholders do not approve the amendment to the Compensation Policy, the Compensation Committee and the Board may thereafter approve the proposal, provided that they have determined, based on detailed reasoning and a re-evaluation of the Compensation Policy, that the amendments to the Compensation Policy are in the best interests of the Company.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 5

APPROVAL OF THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO DETERMINE
WHETHER TO EFFECT A REVERSE SHARE SPLIT OF THE COMPANY’S ORDINARY SHARES,
AND IF SO, TO SET A RATIO WITHIN A RANGE OF 1-FOR-2 TO 1-FOR-12, TO BE EFFECTIVE
ON A DATE TO BE DETERMINED BY THE BOARD; AND TO APPROVE CONFORMING
AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION TO REFLECT ANY SUCH
REVERSE SHARE SPLIT

Background

On October 10, 2022, we received a notification letter (the “Bid Price Letter”) from Nasdaq indicating that the Company did not satisfy the requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a) (“Rule 5550(a)”) to maintain a minimum bid price of $1.00 per share. The Company became deficient as of October 10, 2022 with respect to Rule 5550(a) because its closing bid price was less than $1 per share for 30 consecutive business days. As in the past, the Bid Price Letter is a notice of deficiency, not delisting, and does not currently affect the listing or trading of the shares on The Nasdaq Capital Market.

We were given 180 days, or until April 10, 2023, to comply with Rule 5550(a) by maintaining a closing bid price of at least $1.00 per share for 10 consecutive business days. Because we had not come into compliance with Rule 5550(a) by April 10, 2023, we applied for a second 180-day period to satisfy Rule 5550(a)’s minimum bid price requirement, for which we were eligible because, as of April 10, 2023, we continued to have a market value of publicly held shares of at least $1 million and met all other initial listing standards of The Nasdaq Capital Market (with the exception of the bid price requirement). On April 11, 2023, we received a notification letter from Nasdaq indicating that we have been provided an additional period of 180 calendar days, or until October 9, 2023, to regain compliance with Rule 5550(a) by maintaining a closing bid price of at least $1 per share for 10 consecutive business days.

Reasons for the Reverse Split

As of the date of this Proxy Statement, we have not yet come into compliance with Rule 5550(a), and there can be no assurance that the closing bid price for our ordinary shares will be compliant by October 9, 2023. Accordingly, we are proposing to authorize the Board, if necessary, to effect a reverse share split of our ordinary shares within a range of 1-for 2 to 1-for-12, to be effective on a date to be determined by the Board. We refer to the proposed reverse share split in this Proxy Statement as the “reverse split.” The purpose of the reverse split is to increase the market price of each of our ordinary shares to meet the minimum bid price requirements for continued listing on the Nasdaq Capital Market. We believe increasing the trading price of our ordinary shares will assist in meeting the continued listing criteria of The Nasdaq Capital Market and is our best option to meet the bid price criteria to comply with the continued listing requirements. In addition, we believe that a range of reverse split ratios provides us with the most flexibility to achieve the desired results of the reverse split. Accordingly, we believe that the reverse split is in our shareholders’ best interests. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The reverse split is not intended to modify the rights of existing shareholders in any material respect.

Our Board intends to use its discretion whether to effect the reverse split only if it believes that it is necessary to achieve the closing bid price of at least $1.00 per share for 10 consecutive business days and maintain our listing on The Nasdaq Capital Market. We believe that the continued listing of our ordinary shares on The Nasdaq Capital Market will enable us to have better access to the public capital markets while providing for greater liquidity for our shareholders. In addition, we believe that the reverse split is advisable in order to make our ordinary shares more attractive to a broader range of investors, including professional investors, institutional investors and the general investing public. As a result, our Board believes that the anticipated increased price resulting from the reverse split may generate additional interest and increase trading in our ordinary shares.

Principal Effects of the Reverse Split

The principal effects of the reverse split would be that:

•
the total number of issued and outstanding ordinary shares, including any shares held by the Company as treasury shares, would be reduced by a ratio of any whole number between 1-for-2 and 1-for-12.  Accordingly, each of our shareholders will own fewer ordinary shares as a result of the reverse split. However, the reverse split will affect all shareholders uniformly and will not change any shareholder’s percentage ownership interest in the Company, except to the extent that the reverse split would result in an adjustment to a shareholder’s ownership of ordinary shares due to the treatment of fractional shares in the reverse split. As of the Record Date, 59,937,017 ordinary shares were issued and outstanding. For purposes of illustration, if the reverse split is effected at a ratio of 1-for-2 or 1-for-12, the number of issued and outstanding shares after the reverse split would be approximately 29,968,508 or 4,994,751 shares, respectively;

•
the per-share exercise price of any outstanding stock options would be increased proportionately and the number of ordinary shares issuable upon the exercise of such awards would be reduced proportionately, and the number of ordinary shares issuable under outstanding options, restricted share units and restricted share awards and all other outstanding equity-based awards would be reduced proportionately to maintain the intrinsic value of such awards;

•
the number of ordinary shares authorized for future issuance under our equity plans would be proportionately reduced and other similar adjustments will be made under the equity plans to reflect the reverse split;

•
the exercise, exchange or conversion price of all other outstanding securities (including warrants and pre-funded warrants issued in our various follow-on public offerings) that are exercisable or exchangeable for or convertible into ordinary shares would be proportionately adjusted to maintain the intrinsic value of such securities and the number of Shares issuable upon such exercise, exchange or conversion would be proportionately adjusted;

•
the number of authorized ordinary shares would significantly decline. If the reverse split is approved, the number of authorized shares would decrease from 120,000,000 to between 62,500,000 to 10,416,666, depending on the Ratio selected by the Board;

•
the par value of the ordinary shares would increase in proportion to the decrease in the number of authorized ordinary shares. If the reverse split is approved, the par value will be increased to between NIS 0.50 to NIS 3.00, depending on the Ratio selected by the Board; and

•	after the effective time of the reverse split, the ordinary shares would have a new CUSIP number, which is a number used to identify our ordinary shares.

After the reverse split, all ordinary shares would have the same voting rights and rights to any dividends or other distributions by the Company. In addition, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act, and the reverse split would not affect our obligation to publicly file financial and other information with the SEC.

If this Proposal is approved at the Meeting, we intend to submit Proposal 6 “Subject to the Approval of Proposal 5, and if the Board Determines to Effect a Reverse Share Split Pursuant Thereto, Approval of Amendments to the Company’s Articles of Association Authorizing an Increase in the Company’s Authorized Share Capital” for the approval of our shareholders at the Meeting.

Approval of Amendments to our Articles of Association

Because the authorized share capital of an Israeli company is stated in New Israeli Shekels, divided into a certain number of shares, the reverse split, if effected, will require a corresponding adjustment to the par value per share and to the number of authorized shares. Therefore, approval of this proposal will also constitute approval of a technical amendment to Article 4 of our Articles of Association as follows (deletions are struck through):

“4. Authorized Share Capital

The authorized share capital of the Company is Thirty Million New Israeli Shekels (NIS 30,000,000) divided into ~~One Hundred and Twenty Million (120,000,000)~~ [new number to be determined by the Board of Directors will be inserted, depending on the reverse split ratio to be determined by the Board of Directors] Ordinary Shares, par value NIS ~~0.25~~ [new par value per share to be inserted, depending on the reverse split ratio to be determined by the Board of Directors] per share.”

Determination of the Reverse Split Ratio and Effective Time of the Reverse Split

Our Board has requested that shareholders approve a reverse split ratio range, as opposed to approval of a specific reverse split ratio, in order to give our Board the required discretion and flexibility to determine such parameters based, among other factors:

•	our ability to maintain the listing of our ordinary shares on The Nasdaq Capital Market;

•	the per share price of our ordinary shares immediately prior to the reverse split;

•	the expected stability of the per share price of our ordinary shares following the reverse split;

•	the likelihood that the reverse split will result in increased marketability and liquidity of our ordinary shares;

•	prevailing market conditions

•	general economic conditions in our industry; and

•	our market capitalization before and our expected market capitalization after the reverse split.

We believe that granting our Board the authority to set the ratio for the reverse split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the reverse split, no further action on the part of the shareholders will be required to either effect or abandon the reverse split, and our Board will be required to effect such action by April 9, 2024. Following such determination by our Board, we will issue a press release announcing the effective date of the reverse split, and will amend our Articles of Association to effect such reverse split. The Company is also required to give notice to Nasdaq at least 15 calendar days prior to the record date of the reverse split.

Fractional Shares

No certificates or scrip representing fractional ordinary shares will be issued upon consummation of the reverse split, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of our ordinary shares. All fractional shares to which a shareholder would be entitled will be rounded down to the nearest whole number.

Appraisal Rights

Under the Israeli Companies Law, our shareholders are not entitled to appraisal or dissenter’s rights with respect to the reverse split, and we will not independently provide our shareholders with any such rights.

Effect on Authorized Shares and Issued and Outstanding Shares

The reverse split will have the effect of dividing the number of authorized ordinary shares available for issuance by the final reverse split ratio (the “Ratio”) and the par value of the ordinary shares will be increased proportionately. If the reverse split is approved, the number of authorized shares would decrease from 120,000,000 to between 62,500,000 to 10,416,666, depending on the Ratio selected by the Board.

Of the 120,000,000 ordinary shares that are authorized for issuance, as of the Record Date, 59,937,017 ordinary shares are outstanding. If the reverse split is approved, the number of shares outstanding after the reverse split would be between approximately 29,968,508 to 4,994,751 shares, or a 50% to 83.4% reduction in the number of shares outstanding, depending on the Ratio selected by the Board.

The resulting decrease in the number of ordinary shares outstanding could potentially adversely affect the liquidity of our ordinary shares, especially in the case of larger block trades.

Accounting Consequences

Following implementation of the reverse split, if effected, the net income or loss and net book value per share will be increased because there will be fewer shares outstanding. In addition, the par value of the ordinary shares will increase in proportion to the decrease in the number of authorized ordinary shares.

Regulatory Approvals

The reverse split will not be consummated, if at all, until after approval of our shareholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the reverse split.

Tax Consequences of the Reverse Split

German and Israeli Tax Law

We have been advised that the reverse split is not expected to be a taxable event for shareholders under German tax laws. Shareholders should consult with their own tax advisors regarding the tax effect, if any, of the reverse split on them.

U.S. Federal Income Tax

The following summary describes certain U.S. federal income tax consequences relating to the reverse split for U.S. Holders (as defined below). This summary addresses only the U.S. federal income tax consequences to U.S. Holders that hold their ordinary shares as capital assets. This summary does not discuss all tax considerations that may be relevant to U.S. Holders in connection with the reverse split and does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation: banks, financial institutions or insurance companies; brokers, dealers or traders in securities, commodities or currencies; tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively; certain former citizens or long-term residents of the United States; persons that received our securities as compensation for the performance of services; persons that hold our securities as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes; partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that hold our ordinary shares through such an entity; persons whose “functional currency” is not the U.S. Dollar; persons subject to the alternative minimum tax; or persons that own directly, indirectly or through attribution 10.0% or more of the voting power or value of our ordinary shares. Moreover, this summary does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of the reverse split.

This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service will not take a different position concerning the tax consequences of the reverse split or that such a position would not be sustained. Shareholders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of the reverse split in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of the reverse split in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the reverse split.

The reverse split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, in general, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse split (except potentially with respect to additional post-reverse split shares received in lieu of our issuing fractional shares). In the aggregate, ignoring any additional post-reverse split shares received in lieu of our issuing fractional shares, a U.S. Holder’s tax basis in its post-reverse split shares generally will equal the U.S. Holder’s tax basis in its pre-reverse split shares, and the holding period of the post-reverse split shares will include the holding period of the pre-reverse split shares.

U.S. Holders that have acquired different blocks of our ordinary shares at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted tax basis among, and the holding period of, our shares.

Implementation of the Reverse Split

Beneficial Holders of Ordinary Shares

Upon the implementation of the reverse split, we intend to treat ordinary shares held by shareholders in “street name” (that is, through a bank, broker, custodian or other nominee) in the same manner as registered shareholders whose ordinary shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse split for their beneficial holders holding our ordinary shares in street name. However, these banks, brokers, custodians or other nominees may have their own procedures for processing the reverse split. If a shareholder holds ordinary shares with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Ordinary Shares

Our registered shareholders may hold some or all of their ordinary shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership. They are provided with a statement reflecting the number of ordinary shares registered in their accounts. If a shareholder holds registered ordinary shares in a book-entry form, the shareholder does not need to take any action to receive their ordinary shares post-reverse-split in registered book-entry form. Such a shareholder entitled to post-reverse-split ordinary shares will automatically be sent a transaction statement at the shareholder’s address of record as soon as practicable after the reverse split indicating the whole number of ordinary shares held.

Holders of Certificated Shares

Some registered shareholders hold their ordinary shares in certificate form or a combination of certificate form and book-entry form. If any of a shareholder’s ordinary shares are held in certificate form, that shareholder will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the reverse split. The transmittal letter will be accompanied by instructions specifying how the shareholder may exchange their certificates representing the pre-reverse-split ordinary shares for a statement of holding. When that shareholder submits their certificates representing the pre-reverse-split shares, the post-reverse-split ordinary shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, that shareholder will receive a statement of holding that indicates the number of post-reverse-split ordinary shares held in book-entry form. The Company will no longer issue physical share certificates unless a shareholder makes a specific request for a physical share certificate representing the shareholder’s post-reverse-split share ownership interest.

Beginning at the effective time of the reverse split, each certificate representing pre-reverse-split ordinary shares will be deemed for all corporate purposes to evidence ownership of post-reverse-split shares. Shareholders will need to exchange their old certificates in order to effect transfers of shares on Nasdaq. If an old certificate bears a restrictive legend, the registered shares in book-entry form will bear the same restrictive legend.

Certain Risks and Potential Disadvantages Associated with the Reverse Split

The reverse split could result in a significant devaluation of our market capitalization and the trading price of our ordinary shares.

We cannot assure you that the reverse split, if implemented, will increase the market price of our ordinary shares in proportion to the reduction in the number of issued and outstanding ordinary shares or result in a permanent increase in the market price. Accordingly, the total market capitalization of our ordinary shares after the reverse split may be lower than the total market capitalization before the reverse split and, in the future, the market price of our ordinary shares following the reverse split may not exceed or remain higher than the market price prior to the reverse split. The effect the reverse split may have upon the market price of our ordinary shares cannot be predicted with any certainty, and the history of similar reverse share splits for companies in similar circumstances to ours is varied. The market price of our ordinary shares is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse split is implemented and the market price of our ordinary shares declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse split.

Even if we effect the reverse split, we will still be subject to the continued listing requirements of the Nasdaq Capital Market.

Even if the market price per ordinary share on a post-reverse split basis remains in excess of $1.00 per share, we may be delisted from the Nasdaq Capital Market due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders. For example, under Rule 5550(a), we are required to have at least 300 public holders and at least 500,000 shares held by public holders. A “public holder” is any holder other than an executive officer, director or beneficial owner (an owner with voting or dispositive power over such shares, as defined in Rule 13d-3 under the Exchange Act) of more than 10% of our outstanding ordinary shares. Although we believe that we will comply with these requirements by effecting a reverse split based on a ratio at the maximum end of the range set forth in this proposal and our current shareholder base, we can provide no assurance as our shareholder base may change as of the record date for the reverse split.

In the event that our ordinary shares are not eligible for continued listing on the Nasdaq Capital Market or another national securities exchange, trading of our ordinary shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ordinary shares.

The Reverse Split may result in some shareholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The reverse split may result in some shareholders owning “odd lots” of less than 100 ordinary shares on a post-reverse split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The reduced number of ordinary shares resulting from the reverse split could adversely affect the liquidity of our ordinary shares.

Although the Board believes that the decrease in the number of ordinary shares outstanding as a consequence of the reverse split and the anticipated increase in the market price of ordinary shares could encourage interest in our ordinary shares and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse split.

Interests of Certain Persons

Certain of our executive officers and directors have an interest in this proposal as a result of their ownership of ordinary shares. However, we do not believe that our executive officers or directors have interests in this proposal that are different than or greater than those of any of our other shareholders.

Proposed Resolution

You are requested to adopt the following resolution:

“5. RESOLVED, to authorize the Board to effect a reverse share split (including the relevant amendments to the Articles of Association of the Company) as detailed in the Proxy Statement.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 6

SUBJECT TO THE APPROVAL OF PROPOSAL 5, AND IF THE BOARD OF DIRECTORS
DETERMINES TO EFFECT A REVERSE SHARE SPLIT PURSUANT THERETO, APPROVAL OF
AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION AUTHORIZING AN
INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL

Background

Subject to approval by our shareholders at the Meeting of Proposal 5, and if the Board determines to effect a reverse share split thereto, we are also proposing to effect an increase in our authorized share capital in New Israeli Shekels, so as to ensure an appropriate number of unissued shares post-split. We are seeking approval to authorize the Board to determine the authorized share capital in New Israeli Shekels, so that the number of authorized shares after the reverse split will be up to 120,000,000. The purpose of this increase is to maintain our current flexibility following the reverse split to conduct future issuances of our shares in the ordinary course from time to time to fund our operations, consistent with our historical practice of raising financing through equity and debt issuances. Approval of Proposal 6 is conditioned upon approval of Proposal 5. We intend to present this Proposal 6 for approval at the Meeting if, and only if, our shareholders approve Proposal 5 at the Meeting.

As discussed in our 2022 Annual Report, we intend to finance operating costs over the next twelve months with existing cash on hand, issuances of equity or debt securities and other future public or private issuances of securities, cash received from exercises of outstanding warrants, or through a combination of the foregoing, though we may also consider additional capital raising alternatives, such as entering into a credit facility, if the foregoing alternatives are not available to us or unavailable on reasonable terms. Although we believe our current authorized share capital before the reverse split suffices to service our ongoing capital-raising needs, an increase in authorized share capital after the reverse split will maintain this flexibility to raise money in the capital markets in the event of a reduction in the value of our ordinary shares following the reverse split. In addition, because the reverse split will substantially reduce the number of authorized but unissued shares (which was approximately 60 million authorized but unissued shares as of March 31, 2023, of which approximately 20 million authorized but unissued shares are reserved for issuance upon the exercise of outstanding warrants), and we believe that a minimum number of shares will be necessary for future issuances regardless of the price per share, we wish to ensure the availability of this minimum. Therefore, we will increase the number of authorized shares so that the number of authorized but unissued shares available following the reverse split will be in the same order of magnitude as the number available prior to the reverse split.

Increase in our Authorized Share Capital

We intend to increase our authorized share capital so that the number of authorized shares following the reverse split will be up to 120 million, the same as our current number of authorized shares (although the number of issued shares will decline). The exact amount of the increase in our authorized capital to be determined by our Board will depend on the number of authorized but unissued shares we will have following any reverse split actually effectuated pursuant to Proposal 5. If this proposal is passed, our Board will have the ability to increase our authorized share capital only in connection with the reverse split.

Approval of Amendments to our Articles of Association

We are therefore seeking approval of the shareholders to increase our authorized share capital (and corresponding authorized shares) by up to NIS 30 million. It is expected that the Board will authorize this maximum increase only at the lowest reverse split ratio, so that the number of authorized but unissued shares following the reverse split and the increase in authorized share capital will be not less than 80 million shares; as the reverse split ratio increases, it is expected that the Board will authorize a smaller increase to the authorized share capital. Because share capital in companies incorporated in Israel is expressed in NIS terms, divided into a number of shares based on par value, our Board will determine the exact share capital increase in NIS based upon the number of authorized but unissued shares we will have following any reverse split effectuated pursuant to Proposal 5. The Board will determine the exact numbers so as to maintain our current flexibility following the reverse split to conduct future issuances of our shares in the ordinary course from time to time to fund our operations, consistent with our historical practice of raising financing through equity and debt issuances. We are proposing to amend Article 4 of our Articles of Association as follows (insertions are underlined and deletions are struck through):

“4. Authorized Share Capital

The authorized share capital of the Company is [_________]~~Thirty Million~~ New Israeli Shekels (NIS [_________]~~30,000,000~~) [this number will be replaced with the new number to be determined by the Board of Directors, depending on the amount of the increase to be determined by the Board of Directors pursuant to this Proposal 6, with the new authorized share capital to be up to NIS 60,000,000] divided into ~~One Hundred Twenty Million (120,000,000)~~ [new number to be determined by the Board of Directors will be inserted, such that the number of authorized Ordinary Shares post-increase will be up to 120,000,000 Ordinary Shares, par value NIS ~~0.25~~ [new par value per share to be inserted, depending on the reverse split ratio to be determined by the Board of Directors pursuant to Proposal 5] per share.”

Our Board has requested that shareholders approve a maximum share capital increase amount, as opposed to approval of a specific share capital increase amount in order to give our Board the required discretion and flexibility to determine such parameters based, among other factors, upon prevailing market, business and economic conditions at the time. No further action on the part of the shareholders will be required to either effect or abandon the share capital increase, and our Board will be required to effect such actions within ninety (90) days after receipt of approval of this Proposal by our shareholders at the Meeting. Following such determination by our Board, we will issue a press release announcing the effective date of the share capital increase, and will amend our Articles of Association to effect such.

Interests of Certain Persons

Certain of our executive officers and directors have an interest in this proposal as a result of their ownership of ordinary shares. However, we do not believe that our executive officers or directors have interests in this proposal that are different than or greater than those of any of our other shareholders.

Proposed Resolution

You are requested to adopt the following resolution:

“6. RESOLVED, if the Board determines to effect a reverse share split, to approve amendments to the Company's Articles of Association authorizing an increase in our authorized share capital, as detailed in the Proxy Statement.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 7

REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, served as our independent registered public accounting firm for the year ended December 31, 2022. At the Meeting, shareholders will be asked to approve the reappointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the year ending December 31, 2023, and until the next annual meeting of shareholders and to authorize the Board, upon the recommendation of the audit committee, to fix the remuneration of the independent registered public accounting firm in accordance with the volume and nature of its services. Representatives of Kost Forer Gabbay & Kasierer are not expected to be present at the Meeting and are not expected to be available to respond to questions, and will not have the opportunity to make a statement.

We have been advised by Kost Forer Gabbay & Kasierer that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

In executing its responsibilities, the audit committee engages in an annual evaluation of Kost Forer Gabbay & Kasierer’s qualifications, performance and independence, and considers whether continued retention of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm is in the best interest of the Company. The audit committee is also involved in the selection of Kost Forer Gabbay & Kasierer’s lead engagement partner. While Kost Forer Gabbay & Kasierer has been retained as the Company’s independent registered public accounting firm continuously since the Company’s initial public offering (“IPO”) in September 2014, in accordance with SEC rules and Kost Forer Gabbay & Kasierer policies the firm’s lead engagement partner rotates every five years. In assessing independence, the audit committee reviews the fees paid, including those related to non-audit services. As a result of its evaluation of Kost Forer Gabbay & Kasierer’s qualifications, performance and independence, the Audit Committee and the Board of Directors believe that the continued retention of Kost Forer Gabbay & Kasierer to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 is in the best interests of the Company and its shareholders. While the audit committee retains Kost Forer Gabbay & Kasierer as our independent registered public accounting firm, the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer to the shareholders for reappointment upon the recommendation to do so by the audit committee.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted to approve the reappointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the year ending December 31, 2023. If the reappointment of Kost Forer Gabbay & Kasierer is not approved by the shareholders, the audit committee will reconsider the matter. Even if the reappointment of Kost Forer Gabbay & Kasierer is approved, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Principal Accounting Fees and Services

The following table sets forth, for each of the years indicated, the fees expensed by Kost Forer Gabbay & Kasierer, our independent registered public accounting firm, in each such year.

	2021	2022
	($ in thousands)
Audit Fees(1)	$275	$245
Audit-Related Fees(2)	$-	$6
Tax Fees(3)	$17	$14
All Other Fees(4)	$3	$4
Total:	$295	$269
____________

(1)
“Audit fees” include fees for services performed by our independent public accounting firm in connection with our annual audit for 2021 and 2022, fees related to the review of quarterly financial statements, fees related to our at-the-market equity offering program, follow-on offering of ordinary shares and follow-on offering of ordinary shares and warrants and fees for consultation concerning financial accounting and reporting standards.

(2)
“Audit-related fees” relate to assurance and associated services that are traditionally performed by an independent auditor, including accounting consultation and consultation concerning financial accounting, reporting standards and due diligence.

(3)
“Tax fees” include fees for professional services rendered by our independent registered public accounting firm for tax compliance, transfer pricing and tax advice on actual or contemplated transactions.

(4)	“All other fees” include fees for services rendered by our independent registered public accounting firm with respect to government incentives and other matters.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee has adopted a pre-approval policy for the engagement of our independent accountant to perform certain audit and non-audit services. Pursuant to this policy, which is designed to ensure that such engagements do not impair the independence of our auditors, the audit committee pre-approves annually a catalog of specific audit and non-audit services in the categories of audit service, audit-related service and tax services that may be performed by our independent accountants.

All engagements by us of the auditors for 2021 and 2022 were pre-approved by the audit committee.

Proposed Resolution

You are requested to adopt the following resolution:

“7. RESOLVED, that the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual meeting of shareholders be approved, and that the Board, upon recommendation of the audit committee, be authorized to fix the remuneration of said independent registered public accounting firm in accordance with the volume and nature of their services.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 8

NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. See “Executive Compensation” above for additional information related to the compensation of the Company’s Named Executive Officers. Section 14A of the Exchange Act requires us to hold the Say-on-Pay vote at least once every three years. Following the recommendation of our shareholders at our 2020 annual meeting of shareholders, our Board has chosen to hold the Say-on-Pay vote every year.

We believe that our executive compensation is competitive within our industry, consistent with executive compensation of companies similarly sized and with similar complexities, and strongly aligned with the long‑term interests of our shareholders. Our executive compensation has been designed to promote a performance‑based culture and ensure long-term value creation by aligning the interests of our executive officers with those of our shareholders by linking a substantial portion of their compensation to the Company’s performance. The compensation committee annually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

As an advisory vote, this Proposal 8 is not binding upon the Company or our Board. Nevertheless, our Board and compensation committee value the opinions expressed by shareholders in their vote on this Proposal 8. Consequently, the compensation committee intends to take into account the outcome of the vote when considering future executive compensation decisions for our executive officers. The vote on this proposal relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement, pursuant to Item 402 of Regulation S-K of the SEC (namely, the compensation tables and accompanying narrative disclosures found under “Executive Compensation”).

Proposed Resolution

You are requested to adopt the following resolution:

“8. RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2023 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosures, is hereby approved in a non-binding vote.”

Vote Required

The affirmative vote of an Ordinary Majority is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR
INDEPENDENCE

Director Independence

See “Corporate Governance — Director Independence.”

Certain Relationships and Related Transactions

We describe below transactions and series of similar transactions which are currently proposed or to which we have been or were a party since January 1, 2021, in which (a) the amount involved exceeds or exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years and (b) any of our directors, executive officers, beneficial owners of more than 5% of our ordinary shares, or any affiliates or members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. Although we do not have a formal written policy as to the approval of related party transactions, all related party transactions for which disclosure would be required under Item 404 of Regulation S-K are approved based on procedures under Israeli law, as is duly memorialized in the minutes of the meetings of the Board and audit committee, as applicable.

Transactions with Current and/or Former 5% Beneficial Owners

Since January 1, 2021, we entered into the following transactions with other shareholders who are currently 5% beneficial owners or who we believe beneficially owned at the time of such transactions or became as a result of such transactions more than 5% of our ordinary shares, based on a review of Schedule 13G filings made and Company records during such period.

Former 5% Beneficial Owners

On February 19, 2021, in a private placement, we sold to Intracoastal Capital, LLC and/or its affiliates (“Intracoastal”) 819,112 ordinary shares and warrants to purchase 409,556 ordinary shares with an exercise price of $3.60 per share, at a sale price of $3.6625 per share and associated warrant. On September 27, 2021, in a registered direct offering, we sold to Intracoastal 2,457,004 ordinary shares and warrants to purchase 1,228,5802 ordinary shares with an exercise price of $2.00 per share, at a sale price of $2.035 per share and associated warrant.

We engaged in certain warrant exercise agreements and private placements, best efforts offerings and registered direct offerings of ordinary shares and/or warrants with a number of investors who we believe were 5% beneficial owners at the time of such transactions. These include Intracoastal, Anson Funds Management LP and/or its affiliates, Armistice Capital Master Fund Ltd. and its affiliates, CVI Investments, Inc. and its affiliates, and Sabby Volatility Warrant Master Fund, Ltd and its affiliates. For information regarding these transactions, see our Registration Statement on Form S-1 (File No. 333-254147), filed with the SEC on March 11, 2021, and our Registration Statement on Form S-3 (File No. 333-260382), filed with the SEC on October 20, 2021.

Agreements with Directors, Officers and Others

Employment Agreements

We have entered into written employment agreements with each of our executive officers. These agreements provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. We have also entered into customary non-competition, confidentiality of information and ownership of inventions arrangements with our executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options

Since our inception we have granted options to purchase our ordinary shares to our officers and certain of our directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions.

Exculpation, Indemnification and Insurance

Our Articles of Association permit us to exculpate, indemnify and insure certain of our office holders to the fullest extent permitted by the Israel Companies Law. We have entered into indemnification agreements with our office holders, exculpating them from a breach of their duty of care to us to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, subject to certain exceptions, including with respect to liabilities resulting from our IPO to the extent that these liabilities are not covered by insurance.

Consulting Agreement with Randel E. Richner

At our 2022 annual meeting of shareholders, our shareholders approved the terms of the Consulting Agreement with the Consultant, which is owned by Randel E. Richner, a member of our Board.  Pursuant to the Consulting Agreement, the Consultant provided us with the following services during 2022: strategic advisory consultation on activities related to CMS, including reviewing Company submissions to CMS; reviewing the Company’s dossier submitted to third-party insurers; coordinating and establishing lobbying efforts for the Company with U.S. government agencies; review and support with respect to reimbursements from private payers and with on-going interactions with the U.S. Veterans Benefits Administration; and other reimbursement-related matters as designated and agreed to with our CEO, including international reimbursement activities as needed. The services to be provided under the Consulting Agreement by the Consultant were provided solely by Ms. Richner.

The services were provided on an hourly basis at a rate of $425 per hour, payable by us on a monthly basis subject to the Consultant providing monthly invoices for the review of both our Chairman of the Board and our CEO. Under the Consulting Agreement, the aggregate total number of consulting hours provided by the Consultant cannot exceed 282 hours.

The term of the Consulting Agreement commenced January 1, 2022, and expired December 31, 2022. Approximately $119,850 was paid to the Consultant during the term of the Consulting Agreement. Shareholders are being asked at the Meeting to approve an extension of the Consulting Agreement until the earlier of December 31, 2023 or such time as we receive approval from CMS. See Proposal 3 above for more information.

Approval of Related Party Transactions Under Israeli Law

Disclosure of Personal Benefits or Other Interests of an Office Holder and Approval of Certain Transactions

The Israel Companies Law requires that an office holder promptly disclose to the board of directors any personal benefit or other interest that he or she may have, and all related material information or documents, concerning any existing or proposed transaction with the company. A personal benefit or other interest includes the individual’s own benefit or other interest and, in some cases, a personal benefit or other interest of such person’s relative or an entity in which such individual, or his or her relative, is a 5% or greater shareholder, director or general manager, or in which he or she has the right to appoint at least one director or the general manager, but does not include a personal benefit or other interest stemming only from ownership of our shares.

If an office holder has a personal benefit or other interest in a transaction, approval by the board of directors is required for the transaction. Once an office holder has disclosed his or her personal benefit or other interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. A company may not, however, approve a transaction or action unless it is in the best interests of the company, or if the office holder is not acting in good faith.

Special approval is required for an extraordinary transaction, which under the Israel Companies Law is defined as any of the following:

•	a transaction other than in the ordinary course of business;
•	a transaction that is not on market terms; or
•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

An extraordinary transaction in which an office holder has a personal benefit or other interest requires approval first by the company’s audit committee and subsequently by the board of directors. The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director requires approval first by the company’s compensation committee, then by the company’s board of directors and, if such compensation arrangement or an undertaking to indemnify or insure is inconsistent with the Company’s compensation policy or if the office holder is the Chief Executive Officer (apart from a number of specific exceptions), then such arrangement is subject to shareholder approval by a simple majority, which must also include at least a majority of the shares voted by all shareholders who are neither controlling shareholders nor have a personal benefit or other interest in such compensation arrangement (alternatively, in addition to a simple majority, the total number of shares voted against the compensation arrangement by non-controlling shareholders and shareholders who do not have a personal benefit or other interest in the arrangement may not exceed 2% of our outstanding shares). We refer to this as the “Special Approval for Compensation”. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board of directors and shareholders by a simple majority, in that order, and under certain circumstances, a Special Approval for Compensation.

Generally, a person who has a personal benefit or other interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the board of directors or the audit committee (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the board of directors or the audit committee (as applicable) have a personal benefit or other interest in the approval of a transaction, then all directors may participate in discussions of the board of directors or the audit committee (as applicable) on such transaction and in the voting, but shareholder approval is also required for such transaction.

Disclosure of Personal Benefits or Other Interests of Controlling Shareholders and Approval of Certain Transactions

Pursuant to the Israel Companies Law, the disclosure requirements regarding personal benefits or other interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In this context, a controlling shareholder includes a shareholder who holds 25% or more of our outstanding shares if no other shareholder holds more than 50% of our outstanding shares. For this purpose, the holdings of all shareholders who have a personal benefit or other interest in the same transaction will be aggregated. The approval of the audit committee, the board of directors and the shareholders of the company, in that order, is required for (a) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal benefit or other interest, (b) our engagement with a controlling shareholder or his or her relative, directly or indirectly, for the provision of services to us, (c) the terms of engagement and compensation of a controlling shareholder or his or her relative who is not an office holder or (d) our employment of a controlling shareholder or his or her relative, other than as an office holder. In addition to shareholder approval by a simple majority, the transaction must be approved by a Special Majority.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless, with respect to certain transactions, the audit committee determines that the duration of the transaction is reasonable under the circumstances.

Arrangements regarding the compensation, indemnification or insurance of a controlling shareholder in his or her capacity as an office holder require the approval of the compensation committee, board of directors and shareholders, in that order, by a Special Majority, and the terms must be consistent with our Compensation Policy.

Pursuant to regulations promulgated under the Israel Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors, that would otherwise require approval of our shareholders may be exempt from shareholder approval upon certain determinations of the audit committee and board of directors. Under these regulations, we must publish these determinations, and a shareholder holding at least 1% of our outstanding shares may, within 14 days of after publication, demand shareholder approval despite such determinations.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of our outstanding ordinary shares file with the SEC initial reports of ownership in our ordinary shares and reports of changes in ownership in our ordinary shares. Based solely on a review of reports filed during the fiscal year ended December 31, 2022 and certain of our internal records, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were satisfied on a timely basis, except for (i) one Form 4 filed late by Jeff Dykan on June 30, 2022, (ii) one Form 4 filed late by Larry Jasinski on July 7, 2022, (iii) one Form 3 filed late by Almog Adar on March 25, 2022, (iv) one Form 3 filed late by Hadar Levy on August 24, 2022, and (v) one Form 4 filed late by Hadar Levy on August 24, 2022. The forms filed late by Mr. Jasinski, Mr. Dykan and Mr. Adar were due to administrative errors, while the forms filed late by Mr. Levy were due to an administrative delay in obtaining his SEC filing codes.

REVIEW OF THE COMPANY’S FINANCIAL STATEMENTS FOR 2022

At the Meeting, the Board will provide a management report which will include a discussion of the Company’s consolidated financial statements for the year ended December 31, 2022. This item does not require a vote of the Company’s shareholders.

PROPOSALS OF SHAREHOLDERS AT 2024 ANNUAL MEETING

Shareholder proposals intended to be included in our proxy materials for and voted on at our 2024 annual general meeting of shareholders (“2024 AGM”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be received on or before August 7, 2023, by us at our principal executive offices located at ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, P.O.B. 161, Yokneam Ilit 2069203, Israel, Attention: Principal Financial Officer. Rule 14a-8 and other SEC proxy regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy materials for the 2024 AGM.

Additionally, pursuant to the requirements of Israeli law and our Articles of Association, any shareholder of ReWalk who intends to present a proposal at the 2024 AGM (including to nominate a director candidate not named in such proxy statement) outside the procedures in Rule 14a-8 must hold at least 1% of our outstanding voting power. Proposals must be received by us on or before [_], 2024. However, if the date of the 2024 AGM changes by more than 30 calendar days before or after September 13, 2024, we must receive the written proposal by the earlier of (i) the seventh calendar day after the day on which we call and provide notice of the 2024 AGM and (ii) the fourteenth calendar day after the day on which we first publicly disclose the 2024 AGM. All shareholder proposals must be sent to ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, P.O.B. 161, Yokneam Ilit 2069203, Israel, Attention: Principal Financial Officer, be appropriate for consideration by shareholders at a meeting, and be made in the manner set forth in Article 22(c) of our Articles of Association and in accordance with the provisions of the Israel Companies Law. Shareholder proposals for the nomination of directors must also include certain additional information, the consent of the proposed director nominee(s) to serve as our director(s) if elected and a declaration signed by the nominee(s) declaring that (i) there is no limitation under the Israel Companies Law preventing the election of the nominees(s) and (ii) all of the information that is required to be provided to us in connection with such election under the Israel Companies Law and under our Articles of Association has been provided. In addition, shareholders who wish to submit director nominee proposals for inclusion in our proxy materials must comply with the requirements of Rule 14a-18 of the Exchange Act, including the filing of a Schedule 14N, in order to have their nominees included in our proxy materials for the 2024 AGM. The foregoing provisions do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8, as cited in the paragraph above.

In addition, to comply with the SEC’s universal proxy rules, shareholders intending to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 15, 2024.

OTHER BUSINESS

The Board knows of no other matter to come before the Meeting. However, if any matters requiring a vote of the shareholders arise, it is the intention of the persons named in the attached form of proxy to vote such proxy in accordance with their best judgment, including any matters or motions dealing with the conduct of the Meeting to the extent permitted under Rule 14a-4(c) of the Exchange Act.

Your prompt action is required to vote. Therefore, whether or not you expect to attend the Meeting, please complete and sign a form of proxy and return it to us, so that it is received at our offices no later than 10:00 a.m. (Eastern Time) on September 12, 2023.

ADDITIONAL INFORMATION

2022 Annual Report

Our 2022 Annual Report is being mailed concurrently with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), which includes the disclosures about our business and audited financial statements and related footnotes in our 2022 Annual Report along with certain exhibits omitted from the 2022 Annual Report, is available at our website at http://ir.rewalk.com. Upon written request by any shareholder to our Vice President of Finance at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, we will furnish, without charge, a copy of our 2022 Form 10-K and any other information incorporated herein by reference as required by SEC rules. Our copying costs will be charged if exhibits to our 2022 Form 10-K are requested.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our ordinary shares. We will reimburse these third parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation.

The information set forth in this section is, and should be construed, as a “pre-announcement notice” of the 2024 AGM in accordance with Rule 5C of the Israeli Companies Regulations (Notice of General and Class Meetings in a Public Company), 5760-2000, as amended.

By Order of the Board of Directors, Jeff Dykan Chairman of the Board of Directors

Appendix A

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is effective as of January 1, 2023 and is entered into by and between ReWalk Robotics Ltd., an Israeli Corporation (“Company”), and Richner Consultants, LLC, a Delaware Limited Liability Company (“Richner Consultants”).

IN CONSIDERATION of the mutual covenants set forth in this Agreement, Company and Richner Consultants hereby agree as follows:

1. SCOPE AND NATURE OF SERVICES. Richner Consultants has agreed to provide Company with the following advisory services:

1. Strategic advisory consultation on CMS activities; specific review and editing of CMS submission; review and editing of the company dossier for insurers; coordinating and establishing lobbying efforts with government; review and support with private payers; review and support with VA interaction and other reimbursement related matters as designated and agreed to with the CEO, including international reimbursement activities as needed.

The specific tasks to be performed to accomplish the Services shall be agreed upon between Richner Consultants and such employees of Company as shall be designated by the Chief Executive Officer of the Company and set forth in a written agreement utilizing the form entitled “Consulting Engagement” attached as Exhibit A to this Agreement. Nothing herein obligates Richner Consultants or Company to enter into Consulting Engagement(s); such being within the sole discretion of each party. Richner Consultants shall perform the Services required in a Consulting Engagement in a timely and professional manner but makes no warranty that its advice will result in any particular outcome. All consulting elements under this agreement will be conducted solely by Randel Richner.

2. COMPENSATION. In consideration of the Services to be provided by Richner Consultants under the terms of this Agreement and in the Consulting Engagement, and unless otherwise agreed to in the Consulting Engagement, Company will pay Richner Consultants at a rate of $425 per hour for all hours worked by Richner Consultants specifically and directly related to the performance of the Services agreed to by the parties in the Consulting Engagement. The engagement is capped at a maximum of 282 total hours or $119,850.00.

3. REIMBURSEMENT. Richner Consultants will obtain prior written approval from Company for any expenses that are required to be incurred by Richner Consultants in the performance of the Services.

4. BILLING AND PAYMENT. Richner Consultants will submit invoices to Company on a monthly basis, with such detail and description as shall be mutually agreeable. Invoices will be sent directly to the attention of the Chairman of the Board and the Chief Executive Officer of the Company for approval. If either of them objects to any portion of an invoice, the Chief Executive Officer shall cause Richner Consultants to be properly notified whereupon Richner Consultants and Company will attempt to resolve any differences in good faith. Any resolution of the disputed invoice will be resubmitted to the Chairman of the Board and Chief Executive Officer for approval. All invoices which have been improved, and whole or in part, shall be paid by Company to Richner Consultants within 30 days after approval.

5. TERM/TERMINATION. This Agreement shall commence on the Effective Date and shall terminate on December 31, 2023 or upon completion of the last Consulting Engagement entered into by the parties prior to December 31, 2023, whichever last occurs, provided, however, that no Consulting Engagement shall have a completion date later than March 31, 2024 unless otherwise agreed to by the parties in writing. In addition, either party may cancel this Agreement for cause due to the default of the other party in performing any obligations of that party under this Agreement or a Consulting Engagement. This Agreement and all outstanding Consulting Engagements will be deemed terminated upon the expiration of seven days from the date of delivery to the other party of written notice specifically stating the intention of the party to terminate for cause and specifying the default, unless the other party cures the default within the seven days or else if the default is not the type that can be corrected within seven days, the other party commences the correction within seven days and thereafter uses best efforts to correct the default as expeditiously as possible. Termination does not affect the rights and obligations of the parties existing as of the date of termination.

6. CONFIDENTIAL INFORMATION.

6.1. “Confidential Information” means (a) any information which is disclosed by Company to Richner Consultants, either directly or indirectly, in writing, orally or by inspection of tangible objects, including, without limitation, all (i) research, developments, ideas, inventions, processes, formulas, technologies, techniques, specifications, designs, drawings, engineering information, hardware configuration information, algorithms, software, source code, product plans, patent applications and other information regarding Company's products, services and markets therefor; (ii) pre- clinical testing and clinical trial data and results, and all documents, records, materials and information relating thereto, including, without limitation, protocols, investigator brochures, training manuals, procedures, charts, x-rays, angiograms, photographs, images, specimens, and all other documents, reports, forms, records, materials, visual representations and information pertaining to any data or results from such pre-clinical testing or clinical trials; (iii) business processes and relationship information, lists and identities of past, current and prospective customers, suppliers, vendors, consultants and advisors, business plans, marketing plans, market data, finances, financial analysis, forecasts and other business information; and (iv) any technical information, trade secrets or know-how of the Company, and any information relating to the actual or anticipated products, services, business or research and development of the Company shall be considered Confidential Information whether or not disclosed orally or in writing or labeled or identified as “Confidential” at the time of disclosure (collectively, the “Disclosed Materials”); and (b) any information otherwise obtained, directly or indirectly, by Richner Consultants through inspection, review or analysis of the Disclosed Materials, or prepared or generated in whole or in part by Richner Consultants using the Disclosed Materials.  Confidential Information may also include information of a third party that is in the possession of Company and is disclosed to Richner Consultants under this Agreement.  Confidential Information shall not, however, include any information that (i) was publicly known and made generally available in the public domain prior to the time of disclosure by Company; (ii) becomes publicly known and made generally available after disclosure by Company to Richner Consultants through no action or inaction of Richner Consultants; (iii) is already in the possession of Richner Consultants, without confidentiality restrictions, at the time of disclosure by Company as shown by Richner Consultants’ files and records immediately prior to the time of disclosure; or (iv) is independently developed by Richner Consultants without the use of or reference to the Confidential Information of Company, as evidenced by Richner Consultants’ contemporaneous written records.

6.2. Maintenance of Confidentiality.  Richner Consultants agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of Company.  Without limiting the foregoing, Richner Consultants shall take at least those measures that it takes to protect its own confidential information of a similar nature, but in no case less than reasonable care (including, without limitation, all precautions the Richner Consultants employs with respect to its own Confidential Information).  Richner Consultants shall ensure that its employees and affiliates who have access to Company’s Confidential Information have signed a non-use and non-disclosure agreement in content at least as protective of such Confidential Information as the provisions of this Agreement prior to any disclosure of such Confidential Information to such employees or affiliate, and will be responsible for any unauthorized use or disclosure of such Confidential Information by any such employees or affiliates.  Richner Consultants shall not make any copies of Company’s Confidential Information except upon Company’s prior written approval.  Richner Consultants shall reproduce Company’s proprietary rights notices on any such authorized copies, in the same manner in which such notices were set forth in or on the original.  Richner Consultants shall promptly notify Company of any use or disclosure of such Confidential Information in violation of this Agreement of which Richner Consultants becomes aware.

7. INDEPENDENT CONTRACTOR STATUS. In providing the Services to Company under this Agreement, Richner Consultants will be an independent contractor and not an employee or agent of Company and will not have any authority to make any binding commitments on behalf of Company. All compensation paid to Richner Consultants hereunder shall be paid without deductions of withholdings of any federal, state or local taxes, and Richner Consultants shall be solely responsible for all federal, state and local taxes due in respect thereof and all other deductions as may be required by law.  Richner Consultants agrees to comply with all applicable federal, state and local laws governing self-employed individuals, and agrees to indemnify and defend Company against any and all taxes, fines, penalties and interest related thereto.

8. MISCELLANEOUS PROVISIONS.

8.1. Integration, Modification and Waiver.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings of the parties.  No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the parties.  No waiver of any of the provisions of this Agreement or any right or remedy of any party hereunder will be deemed to be or will constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

8.2. Severability.  If any provision of this Agreement or the application of any provision of this Agreement to any party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement, will not be affected thereby.

8.3. Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

8.4. No Assignment. Neither party may assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

8.5. Notices.  All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (with a confirmation report that the transmission was successful), (c) one (1) business day after having been dispatched by a nationally recognized overnight courier service or (d) five (5) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below:

If to Company:
Lawrence Jasinski
CEO
ReWalk Robotics
200 Donald Lynch Boulevard
Marlborough, MA USA 01752
Larry.jasinski@rewalk.com

If to Richner Consultants, LLC:
Richner Consultants, LLC
623 Turner Park
Ann Arbor, MI 48103
randelrichner@gmail.com

8.6. Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail (as a portable document format (PDF) file or otherwise) will be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement which shall be legally binding on the parties as of the date last signed below.

ReWalk Robotics Ltd. By: __________________________________ Name: Larry Jasinski Title: CEO Date signed: _________________________	RICHNER CONSULTANTS, LLC By: __________________________________ Name: Randel Richner Title: President Date signed: _________________________

Exhibit A
Consulting Engagement
between Richner Consultants, LLC and ReWalk Robotics Ltd.

This Consulting Engagement is made pursuant to the Consulting Agreement entered into by the above parties and is subject to all terms contained therein.

1. Strategic review of CMS activities; specific review and editing of CMS submission; review and editing of the company dossier for insurers; coordinating and establishing lobbying efforts with government and trade associations; review and support with private payers; review and support with VA interaction and other reimbursement related matters as designated and agreed to with the CEO including international reimbursement consultation as needed.

2. Method of compensation to be paid by ReWalk Robotics Ltd.:

a. Hourly rate (not to exceed $425.00/hr.): Cap of 282 hours ($119,850)

3. Commencement date of engagement: January 1, 2023

4. Completion date of engagement: December 31, 2023

5. Expenses authorized to be incurred for this consulting engagement: As approved by the CEO

The Effective Date of this Referral Engagement is the date last signed below.

REWALK ROBOTICS LTD. By: __________________________________ Name: Title: Date signed: _________________________	RICHNER CONSULTANTS, LLC By: __________________________________ Name: Randel Richner Title: President Date signed: _________________________

ReWalk Robotics Ltd.

Compensation Policy for Executive Officers and Non-Executive Directors

1.             Preamble

This document states the terms of the ReWalk Robotics Ltd. (“ReWalk”, or the “Company”) compensation policy for its Executive Officers and Directors (the “Compensation Policy”).

The Compensation Policy is designed to motivate our Executive Officers to drive ReWalk's business and financial long-term goals and to reward significantly on sustainable performance over the long term. Accordingly, the structure of ReWalk's Compensation Policy ties the compensation for each Executive Officer, to ReWalk's financial and strategic long-term goals and achievements.

For purposes of this Compensation Policy, “Executive Officers” shall mean “Office Holders” as such term is defined in the Israeli Companies Law, 5759-1999 (as may be amended from time to time) (the “Companies Law”), excluding, unless otherwise expressly indicated, the non-executive members of ReWalk's board of directors (the “Board”).

The effective date of this Compensation Policy is the date of its approval by ReWalks’s shareholders. This Compensation Policy will apply to any compensation determined after its effective date and will not, and is not intended to, apply to or deemed to amend employment and compensation terms of Executive Officers existing prior to such date.

The adoption of this Compensation Policy will not grant any of ReWalks’s Executive Officers a right to receive any elements of compensation set forth in this Compensation Policy. The elements of compensation to which an Executive Officer will be entitled will be exclusively those that are determined specifically in relation to him or her in accordance with the requirements of the Companies Law, and the regulations promulgated thereunder.

2.             Compensation Policy Goals

ReWalk’s goals in setting the Compensation Policy for the Executive Officers are to attract, motivate and retain highly experienced personnel who will provide leadership for ReWalk’s success and enhance shareholder value, and to promote for each Executive Officer an opportunity to advance in a growing organization. The primary goals of the Compensation Policy are, therefore:

2.1	Pay for performance

•	To closely align the interests of the Executive Officers with those of ReWalk’s shareholders in order to enhance shareholder value;

•	To offer a collaborative workplace environment where each Executive Officer has the opportunity to impact ReWalk’s long-term success; and

•	To provide increased rewards for superior individual and corporate performance, and substantially reduced or no rewards for average or inadequate performance.

2.2	Risk management

•
To ensure that while a significant portion of each Executive Officer’s total compensation is at risk and tied to the achievement of financial, corporate, functional performance and other goals established by the Board, overall risk taking is managed and maintained; and

•	To minimize any personal incentives for taking great risks that might potentially imperil the underlying value of ReWalk.

3.             Compensation Elements

ReWalk aims to provide its Executive Officers with a structured compensation package, including competitive salaries and benefits, performance-motivating cash payout and equity incentive programs. ReWalk's Executive Officers' compensation package may be composed of the following elements:

    3.1       Base salary;

    3.2       Benefits and perquisites;

    3.3       Cash bonus;

    3.4       Equity compensation;

    3.5       Retirement and termination of service arrangements; and

    3.6       Insurance, exculpation and indemnification.

4.             Base Salary

4.1
A competitive base salary is essential to ReWalk's ability to attract and retain highly skilled professionals in the long term. The base salary will vary between Executive Officers, and will be individually determined according to their performance, educational background, prior business experiences, aptitude, qualifications, role, personal responsibilities and taking into account external salary benchmarking for the specific role using a peer-group of companies. Therefore, ReWalk seeks to establish such base salary which will allow it to compete for, and retain, senior executive talent worldwide.

To that end, the peer-group companies will be selected and approved by ReWalk's compensation committee, according to part or all of the following characteristics:

•	Companies that are direct competitors of ReWalk;

•	Companies with a similar revenue turnover as that of ReWalk;

•	Companies with a similar market cap as that of the ReWalk;

•	Companies that compete with ReWalk for executive talent; and

•	Geographical considerations.

4.2
In the event that the services of the Executive Officer are provided via a personal management company and not by the Executive Officer directly as an employee of ReWalk, the fees paid to such personal management company shall reflect, to the extent determined by ReWalk in the applicable service agreement, the base salary and the benefits and perquisites (plus applicable taxes such as Value Added Tax), in accordance with the guidelines of the Compensation Policy.

4.3	In addition, Executive Officers may be awarded a fixed one-time cash payment upon recruitment or promotion.

4.4
Notwithstanding any other provision of this Compensation Policy, the CEO may approve an amendment to the terms of service or employment (whether fixed or variable) of any Executive Officer reporting to him or her who is not also a member of the Board, provided that (i) such amendment is not material, (ii) such amendment is consistent with the provisions of this Compensation Policy, and (iii) the aggregate effect of such amendment during the term of this Policy does not exceed three (3) months of such Executive Officer’s salary for the applicable year. Such an amendment so approved by the CEO in accordance with this Section shall be reported by the CEO to the Compensation Committee at its first meeting following such approval, and shall be in compliance with this Compensation Policy.

5.             Benefits and Perquisites

Benefits and perquisites for ReWalk's Executive Officers will be comparable to customary competitive market entitlements. Certain benefits and perquisites are set forth in order to comply with legal requirements, while others serve as an additional component of the Executive Officer compensation package to attract and retain highly skilled professionals at ReWalk.

5.1	Benefits and perquisites which are required or facilitated under local laws or customary in the relevant jurisdiction may include, inter alia, the following:

5.1.1	Vacation of up to 30 days per annum (which, subject to the Company’s then-current policies) may be aggregated and carried over from one year to another in case not used);

5.1.2	Sick days of up to 30 days per annum (or as required by law) (which, subject to the Company’s then-current policies) may be aggregated and carried over from one year to another in case not used);

5.1.3	Annual convalescence pay as required by law;

5.1.4	Payments to pension funds or other types of pension schemes (e.g., managers' insurance programs, 401K plans in the U.S.);

5.1.5	Disability insurance;

5.1.6	Payments to an advanced study fund as afforded by law;

5.1.7	Housing (in relevant markets);

5.1.8	Travel and/or car allowances and/or company car;

5.1.9	Health coverage plans and medical expenses; and

5.1.10	Relocation costs for Executive Officers (and their families) relocated by ReWalk.

5.2	Such benefits and perquisites may vary depending on geographic location and other circumstances.

5.3	In certain countries, the above benefits will be increased (when applicable) to meet statutory minimum levels.

5.4	Additional benefits intend to complement cash compensation and offer non-monetary rewards to the Executive Officers, and may include, inter alia, the following benefits:

5.4.1	Company cellular phone and related expenses;

5.4.2	Communication equipment and related expenses;

5.4.3	Company car and related expenses;

5.4.4	Education allowances; and

5.4.5	Subscriptions to relevant literature.

Such additional benefits will not surpass in value 20% of the base salary of any Executive Officer.

5A.          Signing Bonus, Retention Bonus and Relocation Bonus

5A.1
ReWalk or an applicable affiliate shall be entitled, subject to the approval of the corporate bodies required under applicable law, to offer an Executive Officer a signing bonus, a retention bonus, or a bonus for relocation.

5A.2
In the event of hiring a new Executive Officer, the Compensation Committee and the Board may elect to pay a signing bonus. The maximum cash signing bonus payable to an Executive Officer shall not exceed twelve (12) months of such Executive Officer’s salary.

5A.3
A bonus for relocation may be granted in the event an Executive Officer is relocated to a different country or state in order to work for ReWalk or any of its affiliates. The total bonus for relocation will not exceed the sum of the employer’s cost for twelve (12) months of such Executive Officer’s salary and additional or related benefits in each case for the relevant year and may be paid in cash or as share-based compensation, at the discretion of the Compensation Committee and the Board. The above limitation excludes any reimbursement of expenses incurred by the Executive Officer in connection with such relocation as set forth in Section 5.1.10. above.

5A.4.	The total retention bonus shall not exceed the sum of the employer’s cost for twelve (12) months of such Executive Officer’s salary and additional or related benefits for the relevant year.

6.             Retirement and Termination of Service Arrangements

Providing certain retirement and/or termination benefits is designed to attract and motivate highly skilled professionals to join ReWalk and should also contribute in retaining its current Executive Officers.

The terms of any retirement and termination of service arrangement shall take into account the circumstances of such retirement or termination, the term of service or employment of the Executive Officer, his/her compensation package during such period, ReWalk’s performance during such period and the Executive Officer's contribution to ReWalk achieving its goals and/or maximization of its profits.

The retirement and/or termination benefits may include the following benefits:

6.1
Advance notice - advance notice upon termination of employment for a certain period of time, which in any case will not exceed a term of 12 months. During such period of time, the Executive Officer may be required to continue his employment with ReWalk. ReWalk and its affiliates shall be entitled to waive the services of an Executive Officer during the advance notice period, in whole or in part, provided that it continues to make all of the payments and provide all benefits such Executive Officer is entitled to under his or her employment or service agreement and applicable law. Alternatively, ReWalk and its affiliates shall be entitled to terminate such Executive Officer’s employment or service without advance notice, provided however, that ReWalk or the appliable affiliate may pay the Executive Officer on the date of the termination of his or her employment or service payments equal to the payments he or she is owed in lieu of the advance notice period (and, without limitation salary, vacation days and all payments and benefits he or she is due under the relevant employment or service agreement and applicable law).

6.2	Severance pay - as required or facilitated under local laws in the relevant jurisdiction.

6.3
Transition period - Executive Officers may receive up to 12 months of base salary and benefits (i.e., excluding cash bonuses and Equity-based Awards as defined herein), taking into account the period of service or employment of the Executive Officer, his/her service and employment conditions in the course of such period, ReWalk's performance during such period, the contribution of the Executive Officer to the achievement of ReWalk's targets and profits and the circumstances of the termination of employment. ReWalk may condition the payment of such amounts in meeting certain non-compete provisions.

6.4	Health insurance for U.S. or Other Executive Officers - payment for up to 12 months of post-termination health insurance upon termination of employment.

7.             Cash Bonuses

The cash bonus component aims to ensure that ReWalk's Executive Officers are aligned in achieving ReWalk's long-term strategic, business and financial objectives and business plans. Cash bonuses are, therefore, determined based on both the financial and business results of ReWalk, as well as individual performance.

ReWalk and its affiliates may grant an Executive Officer an Annual Bonus that will be calculated based on the achievement of various goals and targets, in whole or in part, all as specified below. Any such goals and targets with respect to the CEO must be approved by the Compensation Committee and the Board pursuant to this Compensation Policy.

ReWalk and its affiliates may grant Executive Officers who report to the CEO an Annual Bonus, which will be calculated taking into consideration the achievement by the respective Executive Officer of targets and indicators of various types, in whole or in part. Such goals and targets may be determined solely by the CEO, as specified below, for an Executive Officer who is not a member of the Board.

Cash bonuses are rewarded with distinguishable terms to the following Executive Officer populations:

7.1	CEO

7.1.1
The cash bonus will be based on achievement of milestones and targets and the measurable results of the Company, as may be compared to our budget and work plan for the relevant year (the “Financial Objectives”), and market development and product development objectives as determined by the Board on an annual basis (the “Business Objectives”). Such measurable criteria will initially be determined on or about the commencement of each fiscal year by the Compensation Committee and by the Board, and may include (but are not limited to) the following factors:

•          revenue;

•          reimbursement;

•          product development;

•          cash management;

•          efficiency metrics;

•          Internal and external customer satisfaction; and

•          execution of projects, etc.

7.1.2	A portion of the cash bonus may be granted based on the evaluation of CEO's overall performance by the Compensation Committee and the Board.

7.1.3	The annual cash bonus of the CEO shall not exceed in any given year 250% of the CEO's annual base salary.

7.1.4
Notwithstanding anything to the contrary in this Compensation Policy, in respect of the CEO any portion of any bonus as set forth in the Compensation Policy that is not based on measurable criteria (such as under Section 7.1.2 above) or that is discretionary, together with all other discretionary components of the CEO’s total bonus payments, to the extent there are such components, shall not exceed three (3) months’ base salary.

7.2	Non-sales Executive Officers

7.2.1	The cash bonus will be based on:

•	the measurable Financial Objectives and Business Objectives of ReWalk as compared to ReWalks's budget and work plan for the relevant year; and

•	the achievement and performance of the individual measurable key performance indicators (KPIs), as initially determined at the commencement of each fiscal year (or start of employment, as applicable).

7.2.2
A portion of the cash bonus may be granted subject to the recommendation of the CEO of ReWalk, based on the evaluation of the Executive Officer's overall performance, and subject to the approval of the Compensation Committee and the Board.

7.2.3	The annual bonus for the non-sales Executive Officers will not exceed in any given year 200% of the Executive Officer's annual base salary.

7.2.4
As part of the variable compensation component of any Executive Officer reporting to the CEO, the CEO may approve a bonus that is not based on measurable criteria, which shall not exceed three (3) months of such Executive Officer’s base salary for the applicable year. Such a bonus shall be reported by the CEO to the Compensation Committee at its first meeting following such approval by the CEO.

7.3	Sales Executive Officer

7.3.1
The overall compensation of the sales Executive Officers is specifically designed to motivate their performance. Therefore, the variable element of their compensation (with an emphasis on commission bonuses they receive, as will be defined below) is relatively larger when compared to the variable element of other Executive Officers' compensation, whereas the fixed element of their compensation is smaller.

7.3.2
Executive Officer’s targets will be set at the beginning of each year (the “Sales Targets”). Achieving up to 100% of Sales Targets may correspond to up to 100% of the annual base salary of the sales Executive Officer.

7.3.3
A portion of the cash bonus of the sales Executive Officer may be granted subject to the recommendation of the CEO of ReWalk, based on the evaluation of the Executive Officer's overall performance and subject to the approval of the Compensation Committee and the Board.

7.3.4	The annual cash bonus for the sales Executive Officers will not exceed in any given year 200% of the Executive Officer's annual base salary.

7.3.5
In the event that all or part of the Sales Targets that were the basis for the payment of the cash bonus were not collected, the excess bonus corresponding to the amount of such uncollected Sales Targets may be deducted from a future payment of a cash bonus.

7.3.6
As part of the variable compensation component of any Executive Officer reporting to the CEO, the CEO may approve a bonus that is not based on measurable criteria that shall not exceed three (3) months of such Executive Officer’s base salary for the applicable year. Such a bonus shall be reported by the CEO to the Compensation Committee at its first meeting following such approval by the CEO.

7.4
Adjustment of Targets and Goals

The Compensation Committee and the Board may approve certain adjustments to the Financial Objectives, Business Objectives, Sales Targets and KPIs that were set at the beginning of the year in the event of material changes in the business environment of ReWalk, such as a re-organization of ReWalk, mergers, acquisitions, asset and/or business transfers, and/or material changes to the global business environment in which ReWalk operates.

7.5
Bonus for an extraordinary transaction or effort

Subject to applicable law, in addition to the bonus payout formulas above, when an extraordinary transaction or effort is expected to take place (e.g., a public offering, a merger, an acquisition, a spin-off, a specific task), and subject to the approval of the Compensation Committee and the Board, a special bonus may be determined with respect to all or some of the Executive Officers, provided such special bonus does not exceed 25% of the Executive Officer's annual base salary.

7.6
Payout in cash or equity-based compensation

The Compensation Committee and the Board will have full discretion to convert a portion of an Executive Officer's annual cash bonus, in lieu of cash, into Equity-based awards and to specify their vesting (and other) terms.

7.7
Partial Bonus Payout

Subject to the conditions and limitations of this Section 7, an Executive Officer that is employed or provides services to ReWalk for only a portion of any year may be entitled to receive the pro-rata portion of any bonus described above, which will be calculated relatively to the period during which the Executive Officer was employed or provided services to ReWalk out of the entire calendar year.

8.             Special Bonuses

8.1
Subject to applicable law, the Board of Directors and the Compensation Committee are authorized, at their discretion and beyond the annual bonuses and any other reward described in this policy, to grant special bonuses reflecting special efforts or exceptional achievements of Office Holders. The special bonus shall not exceed three (3) monthly salaries for any Office Holder. Special bonuses will be paid in cash unless the Compensation Committee and the Board of Directors decide that there are special circumstances, as specified in their resolutions, for the payment of a special bonus by way of shares of the Company or by way of convertible securities or securities exercisable into shares of the Company, in which case the provisions of Section 7.6 shall apply, mutatis mutandis.

8.2
If special bonuses are granted in accordance with this Section 8, the Board of Directors and the Compensation Committee shall set the vesting terms of such Special Bonuses, and such vesting terms shall not need to conform with the vesting periods set forth for Equity-based Awards granted in accordance with Section 9.

9.             Equity-based Awards

ReWalk's Equity-based Awards are aimed at enhancing the alignment between the Executive Officers' interests and the long-term interests of ReWalk and its stakeholders, and to promote the retention of Executive Officers for longer terms.

Considering the potential for appreciation in the value of ReWalk’s share in public trading markets as ReWalk grows, such element of compensation is regarded as having long-term incentive value. In addition, since these equity-based awards are structured to vest over several years, their incentive value to recipients is aligned with longer-term strategic plans.

The Equity-based Awards may be in a form of one or more of various types of equity-based instruments, which may include share options, restricted share or restricted share units in different weights (the “Equity-based Awards”). The weight of each of the equity-based instruments will be determined periodically by ReWalk's Compensation Committee and Board.

ReWalk may consider arrangements which will enable optimal tax planning for the Executive Officers.

9.1	Executive Officers' Equity-Based Awards

9.1.1
Equity-Based Awards may be granted upon recruitment of an Executive Officer or from time to time, and while taking into consideration, inter alia, the educational background, prior business experiences, aptitude, qualifications, role, and personal responsibilities of the Executive Officer.

9.1.2
The Equity-Based Awards which may be granted to an Executive Officer, will not exceed in value (based on accepted valuation methods), on the date of grant, per vesting annum (calculated on a linear basis), the following amounts:

•	CEO – 500% of the Executive Officer's annual base salary; and

•	Other Executive Officers – 400% of the Executive Officer's annual base salary.

However, the aforementioned restriction will not include a cash bonus which was converted into Equity-based Awards as described above.

9.1.3	The Compensation Committee and the Board also considered setting a cap on value for Equity-based Awards at the time of exercise and concluded that this would not be advisable for ReWalk.

9.1.4
Such Equity-based Awards shall vest over a minimum total period of three years, in one or more installments during such period; provided, however, that the Board may resolve, under certain circumstances, that the vesting period of any Equity-Based Awards shall be shorter than three years.

9.1.5	Equity-based Awards will expire within up to 10 years as of their grant date.

9.1.6	Equity-based Awards in the form of share options will have an exercise price which is not lower than the fair market value of ReWalk's share on the date of grant.

9.2
Acceleration of Equity-based Awards

Subject to Section 10, upon the occurrence of certain events, such as a change of control or other corporate transaction (as defined in the applicable equity incentive plan), the vesting of up to 100% of the unvested Equity-based Awards granted to an Executive Officer may be accelerated. Acceleration of Equity-based Awards may also apply upon certain events of termination of employment or services for any reason, including upon retirement, all in accordance with the terms of the applicable equity incentive plan of ReWalk. For the purpose of the caps set forth in this Compensation Policy, such acceleration shall not change the calculation of the linear annual value of the equity as was determined on the date of grant of such equity awards.

10.           Change of Control

10.1
Upon a “change of control” (as shall be determined by the Board), and in addition to any other payments set forth in this Compensation Policy with respect to cessation of service with the applicable Executive Officer, if the Executive Officer is thereafter terminated within one year of such change of control, the terminated Executive Officer shall be entitled to the following severance: (i) the CEO shall be entitled to severance in the form of 18 months’ salary, and the CEO’s bonus, and (ii) any Executive Officer other than the CEO shall be entitled to severance in the form of 12 months’ salary, and such executive’s bonus.

11.           Overall Compensation - Ratio between Fixed and Variable Compensation

11.1
We believe that the Compensation Policy must motivate our Executive Officers to drive ReWalk's business and financial results and is designed to reward significantly on sustainable performance over the long term. Accordingly, the structure of ReWalk's Compensation Policy is established to tie the compensation of each Executive Officer to ReWalk's financial and strategic achievements and to enhance the alignment between the Executive Officers' interests with the long-term interests of ReWalk and its stakeholders.

11.2
With the above considerations in mind, ReWalk will target a ratio between the fixed compensation (base salary) and the variable compensation (cash Bonus; Equity-based Awards) of up to 1:7.5 for CEO and 1:6 for other Executive Officers.

11.3	The ratio above expresses the targeted range in the event that all performance measures are achieved at target levels.

12.           Internal Compensation Ratio

12.1
In the process of composing this Compensation Policy, the Compensation Committee and the Board have examined the ratio between overall compensation of the Executive Officers and the average and median salary of the other employees of ReWalk (including agency contractors, if any) (the “Internal Ratio”).

12.2
The possible ramifications of the Internal Ratio on the work environment in ReWalk were examined and will be periodically reviewed by the Compensation Committee and the Board in order to ensure that levels of executive compensation, as compared to the overall workforce, will not have a negative impact on work relations in ReWalk.

13.           Compensation of Members of ReWalk's Board

13.1
Compensation of non-executive directors

The non-executive members of ReWalk's Board may (and, in the case of external directors, shall) be entitled to remuneration and refund of expenses according to the provisions of the Companies Regulations (Rules on Remuneration and Expenses of Outside Directors), 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Share Exchange Outside of Israel), 2000, as such regulations may be amended from time to time.

In addition, the non-executive members of ReWalk's Board may be eligible to participate in ReWalk’s equity plans. Such Equity-based Awards will not exceed in value (based on accepted valuation methods), on the date of grant, $500,000, per vesting annum (calculated on a linear basis). Equity-based awards will vest over a period of not less than 1 year. The Compensation Committee will have full discretion to resolve that, in order to preserve the Company’s cash, remuneration of a non-executive member of ReWalk's Board shall be in the form of Equity-based Awards instead of cash. Equity-based Awards will be payable in the first instance in restricted share units (RSUs), but may also be payable, at the full discretion of the Compensation Committee, in cash, based on a formula to be determined and with such payment provisions as shall result in the equivalent effect of vesting of RSUs, in order to preserve the equity available for incentives. The provisions of Section 9.2 above regarding acceleration of vesting will apply, mutatis mutandis, to Equity-based Awards granted to non-executive members of ReWalk's Board.

14.           Exculpation, Indemnification and Insurance

14.1	Exculpation ReWalk may exculpate the members of its Board and its Executive Officers from a breach of duty of care, to the extent permitted by applicable law.

14.2
Indemnification

ReWalk may indemnify the members of its Board and its Executive Officers to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on the Executive Officer, all subject to applicable law.

14.3
Insurance

ReWalk will provide “Directors and Officers Insurance” to the members of its Board and its Executive Officers. The maximum aggregate coverage for any such insurance policy will not exceed $50,000,000. The annual premiums for such coverage shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the amounts of the annual premiums for such insurance coverage reflect then-current market conditions and shall not materially affect the Company’s profitability, assets or liabilities.

15.           Board's Discretion to Reduce Compensation Elements

15.1	The Board may, at its sole discretion, approve compensation terms which are lower than the amounts described herein.

15.2	The Board has the right to reduce any variable compensation to be granted to an Executive Officer due to special circumstances determined by the Board.

16.           Compensation Recovery (Claw-back)

ReWalk has a policy that sets forth the circumstances and procedures under which ReWalk shall recover certain compensation from Executive Officers in the event of any material financial restatement. The compensation recovery policy is attached as Annex A to this Compensation Policy.

Annex A

ReWalk Robotics Ltd.

Compensation Recovery Policy

1.           Overview

This Policy sets forth the circumstances and procedures under which the Company shall recover Erroneously Awarded Compensation from Covered Persons (as defined below) in accordance with rules issued by the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Exchange. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 3 below.

2.           Compensation Recovery Requirement

In the event the Company is required to prepare a Material Financial Restatement, the Company shall recover reasonably promptly all Erroneously Awarded Compensation with respect to such Material Financial Restatement.

3.           Definitions

a.
“Applicable Recovery Period” means, the three completed fiscal years immediately preceding the Restatement Date for a Material Financial Restatement. In addition, in the event the Company has changed its fiscal year: (i) any transition period of less than nine months occurring within or immediately following such three completed fiscal years shall also be part of such Applicable Recovery Period and (ii) any transition period of nine to 12 months will be deemed to be a completed fiscal year.

b.
“Applicable Rules” means any rules or regulations adopted by the Exchange pursuant to Rule 10D-1 under the Exchange Act and any applicable rules or regulations adopted by the SEC pursuant to Section 10D of the Exchange Act.

c.	“Board” means the Board of Directors of the Company.

d.	“Committee” means the Compensation Committee of the Board or, in the absence of such committee, a majority of independent directors serving on the Board.

e.
A “Covered Person” means any Executive Officer. A person’s status as a Covered Person with respect to Erroneously Awarded Compensation shall be determined as of the time of receipt of such Erroneously Awarded Compensation regardless of such person’s current role or status with the Company (e.g., if a person began service as an Executive Officer after the beginning of an Applicable Recovery Period, that person would not be considered a Covered Person with respect to Erroneously Awarded Compensation received before the person began service as an Executive Officer, but would be considered a Covered Person with respect to Erroneously Awarded Compensation received after the person began service as an Executive Officer where such person served as an Executive Officer at any time during the performance period for such Erroneously Awarded Compensation).

f.	“Effective Date” means October 2, 2023.

g.
“Erroneously Awarded Compensation” means the amount of any Incentive-Based Compensation received by a Covered Person on or after the Effective Date and during the Applicable Recovery Period that exceeds the amount that otherwise would have been received by the Covered Person had such compensation been determined based on the restated amounts in the Material Financial Restatement, computed without regard to any taxes paid. Calculation of Erroneously Awarded Compensation with respect to Incentive-Based Compensation based on share price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Material Financial Restatement, shall be based on a reasonable estimate of the effect of the Material Financial Restatement on the share price or total shareholder return upon which the Incentive-Based Compensation was received, and the Company shall maintain documentation of the determination of such reasonable estimate and provide such documentation to the Exchange in accordance with the Applicable Rules. Incentive-Based Compensation is deemed received, earned or vested when the Financial Reporting Measure is attained, not when the actual payment, grant or vesting occurs.

h.	“Exchange” means the Nasdaq Stock Market LLC.

i.
An “Executive Officer” means any person who served the Company in any of the following roles at any time during the performance period applicable to Incentive-Based Compensation such person received during service in such role: president, principal financial officer, principal accounting officer (or if there is no such accounting officer the controller), any vice president in charge of a principal business unit, division, or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company. Executive officers of parents or subsidiaries of the Company may be deemed executive officers of the Company if they perform such policy making functions for the Company.

j.
“Financial Reporting Measures” mean measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measures that are derived wholly or in part from such measures (including, for example, a non-GAAP financial measure), and share price and total shareholder return.

k.
“Incentive-Based Compensation” means any compensation provided, directly or indirectly, by the Company or any of its subsidiaries that is granted, earned, or vested based, in whole or in part, upon the attainment of a Financial Reporting Measure and any equity-based compensation provided by the Company or any of its subsidiaries, including, without limitation, stock options, restricted stock awards, restricted stock units and stock appreciation rights.

l.
A “Material Financial Restatement” means a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

m.
“Restatement Date” means, with respect to a Material Financial Restatement, the earlier to occur of: (i) the date the Board or the Audit Committee of the Board concludes, or reasonably should have concluded, that the Company is required to prepare the Material Financial Restatement or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare the Material Financial Restatement.

4.           Exception to Compensation Recovery Requirement

The Company may elect not to recover Erroneously Awarded Compensation pursuant to this Policy if the Committee determines that recovery would be impracticable, and one or more of the following conditions, together with any further requirements set forth in the Applicable Rules, are met: (i) the direct expense paid to a third party, including outside legal counsel, to assist in enforcing this Policy would exceed the amount to be recovered, and the Company has made a reasonable attempt to recover such Erroneously Awarded Compensation; (ii) recovery would cause the Company to violate a law of Israel that was adopted prior to November 28, 2022, and the Company obtains an opinion of Israeli counsel that recovery would result in a violation of such country’s law and provides the opinion to the Exchange; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to be so qualified under applicable regulations.

5.           Tax Considerations

To the extent that, pursuant to this Policy, the Company is entitled to recover any Erroneously Awarded Compensation that is received by a Covered Person, the gross amount received (i.e., the amount the Covered Person received, or was entitled to receive, before any deductions for tax withholding or other payments) shall be returned by the Covered Person.

6.           Method of Compensation Recovery

The Committee shall determine, in its sole discretion, the method for recovering Erroneously Awarded Compensation hereunder, which may include, without limitation, any one or more of the following:

a.	requiring reimbursement of cash Incentive-Based Compensation previously paid;

b.	seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards;

c.	cancelling or rescinding some or all outstanding vested or unvested equity-based awards;

d.	adjusting or withholding from unpaid compensation or other set-off;

e.	cancelling or offsetting against planned future grants of equity-based awards; and/or

f.	any other method permitted by applicable law or contract.

Notwithstanding the foregoing, a Covered Person will be deemed to have satisfied such person’s obligation to return Erroneously Awarded Compensation to the Company if such Erroneously Awarded Compensation is returned in the exact same form in which it was received, provided that equity withheld to satisfy tax obligations will be deemed to have been received in cash in an amount equal to the tax withholding payment made.

7.          Policy Interpretation

This Policy shall be interpreted in a manner that is consistent with the Applicable Rules and any other applicable law. The Committee shall take into consideration any applicable interpretations and guidance of the SEC in interpreting this Policy, including, for example, in determining whether a financial restatement qualifies as a Material Financial Restatement hereunder. To the extent the Applicable Rules require recovery of Incentive-Based Compensation in additional circumstances besides those specified above, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Incentive-Based Compensation to the fullest extent required by the Applicable Rules.

8.          Policy Administration

This Policy shall be administered by the Committee. The Committee shall have such powers and authorities related to the administration of this Policy as are consistent with the governing documents of the Company and applicable law. The Committee shall have full power and authority to take, or direct the taking of, all actions and to make all determinations required or provided for under this Policy and shall have full power and authority to take, or direct the taking of, all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of this Policy that the Committee deems to be necessary or appropriate to the administration of this Policy. The interpretation and construction by the Committee of any provision of this Policy and all determinations made by the Committee under this policy shall be final, binding and conclusive.

9.          Compensation Recovery Repayments not Subject to Indemnification

Notwithstanding anything to the contrary set forth in any agreement with, or the organizational documents of, the Company or any of its subsidiaries, Covered Persons are not entitled to indemnification for Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered under this Policy.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

REWALK ROBOTICS LTD.

September 13, 2023, 10:00 a.m. (Eastern Time)

Please mark, sign, date and
mail your proxy card in the
envelope provided as soon
as possible.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	To reelect Mr. Yohanan Engelhardt to serve until the 2026 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company's Articles of Association or the Israel Companies Law.	☐	☐	☐	4.	To approve the Company's Restated Compensation Policy, reflecting certain amendments thereto.	☐	☐	☐
							YES	NO
2.	To approve a grant of equity awards to Larry Jasinski, the Company's Chief Executive Officer, and to approve changes to the terms of the base annual compensation to be paid to Mr. Jasinski.	☐	☐	☐	4.i
To confirm that you are not a controlling shareholder (as defined in the Proxy Statement) and that you do not have a “personal benefit or other interest” (as defined in the Proxy Statement) in this proposal mark “YES”. Otherwise mark “NO” to indicate that you are a controlling shareholder or that you do have a “personal benefit or other interest” in this proposal.
							☐	☐
		YES	NO				FOR	AGAINST	ABSTAIN
2.i.	To confirm that you are not a controlling shareholder (as defined in the Proxy Statement) and that you do not have a “personal benefit or other interest” (as defined in the Proxy Statement) in this proposal mark “YES”. Otherwise mark “NO” to indicate that you are a controlling shareholder or that you do have a “personal benefit or other interest” in this proposal.	☐	☐		5.
To approve the authorization of the Board to determine whether to effect a reverse share split of the Company's outstanding ordinary shares, and if so, to set a ratio within a range of 1-for-2 to 1-for-12, to be effective on a date to be determined by the Board; and to approve conforming amendments to the Company's Articles of Association to reflect any such reverse shares split.
							☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve the extension of the terms of consulting services by Randel E. Richner, a member of the Board.	☐	☐	☐	6.
Subject to the approval of Proposal 5, and if the Board determines to effect a reverse share split pursuant thereto, to approve amendments to the Company's Articles of Association authorizing an increase in the Company's authorized share capital.
							☐	☐	☐

7.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as ReWalk's independent registered public accounting firm for the year ending December 31, 2023, and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.
							☐	☐	☐

					8.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, commonly referred to as a “Say-on-Pay” vote.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Notice and Proxy Statement of the Company relating to the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
For each of proposal 2 and proposal 4, if you do not mark whether you are a “controlling shareholder’ or have a “personal benefit or other interest” in such proposal, your vote will not be counted in determining the vote on such proposal.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. All holders must sign. When shares are held jointly, the senior of the joint holders must sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on September 13, 2023:
The Notice and Proxy Statement and the 2022 Annual Report
are available at http://ir.rewalk.com/.

REWALK ROBOTICS LTD.
PROXY FOR AN ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 13, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ("BOARD")

     The undersigned hereby constitute(s) and appoint(s) Jeff Dykan, Larry Jasinski and Mike Lawless and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, as designated on the reverse side of this proxy, on behalf of the undersigned, all of the ordinary shares, par value NIS 0.25 per share, of ReWalk Robotics Ltd. (the "Company") that the undersigned is/are entitled to vote at the close of business on August 8, 2023, at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel on September 13, 2023 at 10:00 a.m. (Eastern time), and at any and all adjournments or postponements thereof on the following matters, which are more fully described in the Notice of 2023 Annual Meeting of Shareholders (the "Notice") and Proxy Statement relating to the Meeting (the "Proxy Statement").

     This proxy, if properly executed and received 24 hours before the Meeting, will be voted in the manner directed herein by the undersigned. If no instructions are indicated with respect to a specific proposal or all proposals described below, this proxy will be voted "FOR" each proposal. Should any other matter requiring a vote of shareholders arise, the proxies named above are authorized to vote in accordance with their discretion. Any and all proxies given by the undersigned prior to this proxy are hereby revoked.

(Continued and to be signed on the reverse side.)